EXHIBIT 10.66

En Pointe Technologies Sales, Inc.
AGREEMENT FOR INVENTORY FINANCING
TABLE OF CONTENTS

Section 1. DEFINITIONS; ATTACHMENTS.................................................................................................................................................................................................1
1.1 Special Definitions... 1
1.2 Other Defined Terms...1
1.3 Attachments ...7
Section 2. CREDIT LINE; FINANCE CHARGES; OTHER CHARGES  ...................................................................................................................................................7
2.1 Credit Line. ... 7
2.2 Product Advances. . ...7
2.3 Finance and Other Charges... 8
2.4 Customer Account Statements ...9
2.5 Shortfall ...9
2.6 Application of Payments... 9
2.7 Prepayment and Reborrowing By Customer ..............................................................................................................................................................................................9
Section 3. CREDIT LINE ADDITIONAL PROVISIONS .............................................................................................................................................................................9
3.1 Ineligible Accounts ...9
3.2 Reimbursement for Charges. .. ...10
3.3 Lockbox and Special Account. ... 10
3.4 Collections. . ...10

4.1 Grant...12
4.2 Further Assurances. . ...13

6.3 No Conflicts. . ...15
6.4 Enforceability. ... 15
6.5 Locations of Offices, Records and Inventory. .......................................................................................................................................................................................... 15
6.6 Fictitious Business Names. ... 16
6.7 Organization Name ...16
6.8 No Judgments or Litigation ...16
6.9 No Defaults.. ...16
6.10 Labor Matters. ... 16
6.11 Compliance with Law ...16
6.12 ERISA... 16
6.13 Compliance with Environmental Laws. .................................................................................................................................................................................................... 16
6.14 Intellectual Property.. ...17
6.15 Licenses and Permits. ...17
6.16 Investment Company ...17
6.17 Taxes and Tax Returns. ... 17
6.18 Status of Accounts ...17
6.19 Affiliate/Subsidiary Transactions. . ...17
6.20 Accuracy and Completeness of Information. ........................................................................................................................................................................................  18
6.21 Recording Taxes. . ...18
6.22 Indebtedness. ... 18
6.23 Not Consumer Transaction. ... 18

En Pointe Technologies Sales, Inc. – AIFAR                                                                           - i -

6.24 Limitations on Lockboxes and Special Accounts. ................................................................................................................................................................................. 18
6.25 Security Interest ...18

7.4  Legal Entity Existence. ...20
7.5  ERISA... 20
7.6  Environmental Matters ...21
7.7 Collateral Books and Records/Collateral Audit. ....................................................................................................................................................................................... 21
7.8 Insurance; Casualty Loss. ...22
7.9 Taxes...22
7.10 Compliance With Laws...22
7.11 Fiscal Year ...22
7.12 Intellectual Property.. ...22
7.13 Maintenance of Property. ... 22
7.14 Collateral. ... 23
7.15 Additional Collateral, etc ...23
7.16 Financial Covenants; Additional Covenants ..........................................................................................................................................................................................24
Section 8. NEGATIVE COVENANTS ...24
8.1  Liens. ... 25
8.2  Disposition of Assets. . ...25
8.3  Changes in Customer.. ...25
8.4  Guaranties. . ...25
8.5  Restricted Payments. ... 25
8.6  Investments. . ...25
8.7  Affiliate/Subsidiary Transactions. ... 25
8.8  ERISA... 25
8.9  Additional Negative Pledges. ... 26
8.10 Storage of Collateral with Bailees and Warehousemen.. .......................................................................................................................................................................26
8.11 Accounts.. ...26
8.12 Indebtedness. . ...26
8.13 Loans.. ...26
8.14 Lockboxes and Special Accounts ...26
Section 9. DEFAULT ...26
9.1   Event of Default. . ...26
9.2   Cessation of Advances and Acceleration ...............................................................................................................................................................................................27
9.3   Remedies. ... 28
9.4   Waiver ...29
Section 10. MISCELLANEOUS ...29
10.1 Term; Termination. ... 29
10.2 Indemnification. . ...29
10.3 Additional Obligations.. ...29
10.4 LIMITATION OF LIABILITY... 30
10.5 Alteration/Waiver. . ...30
10.6 Severability. ... 30
10.7 One Loan.. ...30
10.8 Additional Collateral ...30
10.9 No Merger or Novations. ... 31
10.10 Paragraph Titles. . ...31
10.11 Binding Effect; Assignment. . ...31
10.12 Notices; E-Business Acknowledgment .................................................................................................................................................................................................31
10.13 Counterparts... 32

En Pointe Technologies Sales, Inc. – AIFAR                                                                           - ii -

En Pointe Technologies Sales, Inc. – AIFAR                                                                           - iii -

AGREEMENT FOR INVENTORY FINANCING

This AGREEMENT FOR INVENTORY FINANCING (as amended, supplemented or otherwise modified from time to time, this "Agreement") is hereby made this 18th day of March 2008, by and between IBM Credit LLC, a limited liability company duly organized under the laws of the State of Delaware with a place of business at 4111 Northside Parkway, Atlanta, GA 30327, ("IBM Credit"), and En Pointe Technologies Sales, Inc., a corporation duly organized under the laws of the State of Delaware with its principal place of business at 18701 S. Figueroa Street, Gardena, CA 90248-4506 ("Customer").

WITNESSETH

WHEREAS, in the course of Customer's operations, Customer intends to purchase from Persons approved in writing by IBM Credit for the purposes of this Agreement (the "Authorized Suppliers") information technology products, including computer hardware and software products, manufactured or distributed by or bearing any trademark or trade name of such Authorized Suppliers (the "Products") (as of the date hereof the Authorized Suppliers are as set forth on Attachment D hereto) and resell such Products to the Authorized Buyer;

WHEREAS, Customer has requested that IBM Credit finance its purchase of Products from such Authorized Suppliers for resale to the Authorized Buyer and IBM Credit is willing to provide such financing to Customer subject to the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to the terms of the Financing Agreement in its entirety as follows:

Section 1. DEFINITIONS; ATTACHMENTS

1.1 Special Definitions. The following terms shall have the following respective meanings in this Agreement (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

"Accounts": as defined in the U.C.C.

"Affiliate": with respect to Customer, any Person meeting one of the following: (i) at least 10% of such Person's equity is owned, directly or indirectly, by Customer; (ii) at least 10% of Customer's equity is owned, directly or indirectly, by such Person; or (iii) at least 10% of Customer's equity and at least 10% of such Person's equity is owned, directly or indirectly, by the same Person or Persons. All of Customer's officers, directors, joint venturers, and partners shall also be deemed to be Affiliates of Customer for purposes of this Agreement.

"Agreement": as defined in the caption.

"Auditors": a nationally recognized firm of independent certified public accountants selected by Customer and satisfactory to IBM Credit.

“Authorized Buyer”: shall mean IBM Global Services, a division of International Business Machines Corporation.

"Authorized Suppliers": as defined in the recitals of this Agreement.

"Available Credit": at any time, (i) the Maximum Advance Amount less (ii) the Outstanding Advances at such time.

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"Average Daily Balance": for each Product Advance for a given period of time, the sum of the unpaid principal of such Product Advance as of each day during such period of time, divided by the number of days in such period of time.

"Bank": as defined in Section 3.3.

"Borrowing Base": as defined in Attachment A.

"Business Day": any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are generally closed or on which IBM Credit is closed.

"Closing Date": the date on which the conditions precedent to the effectiveness of this Agreement set forth in Section 5.1 hereof are satisfied or waived in writing by IBM Credit.

"Code": the Internal Revenue Code of 1986, as amended or any successor statute.

"Collateral": as defined in Section 4.1.

"Collateral Management Report": a report to be delivered by Customer to IBM Credit from time to time, as provided herein, signed by the chief executive officer or chief financial officer of Customer, substantially in the form and detail of Attachment E hereto, detailing and certifying, among other items: a summary of Customer's inventory on hand financed by IBM Credit for the Authorized Buyer hereunder only the amounts and aging of said Authorized Buyer Accounts only, Customer's inventory on hand financed by IBM Credit for said Authorized Buyer by quantity, type, model, and the total of the line item values for all inventory listed on the report, the amounts and aging of said Authorized Buyer’s accounts only, payable as of a specified date, all of Customer's IBM Credit borrowing activity during a specified period and the total amount of Customer's Borrowing Base as well as Customer's Outstanding Product Advances, Available Credit and any Shortfall Amount as of a specified date.

“Commercial Tort Claim”: a claim arising in tort with respect to which (a) the claimant is an organization or (b) the claimant is an individual and the claim (i) arose in the course of the claimant’s business or profession and (ii) does not include damages arising out of personal injury to or the death of the individual.

"Common Due Date": (i) the fifth day of a calendar month if the Free Financing Period expires on the first through tenth of such calendar month; (ii) the fifteenth day of a calendar month if the Free Financing Period expires on the eleventh through twentieth of such calendar month; and (iii) the twenty-fifth day of a calendar month if the Free Financing Period expires on the twenty-first through the last day of such calendar month.

"Compliance Certificate": a certificate substantially in the form of Attachment C.

"Credit Line": as defined in Section 2.1.

"Customer": as defined in the caption.

"Default": either (i) an Event of Default or (ii) any event or condition which, but for the requirement that notice be given or time lapse or both, would be an Event of Default.

"Delinquency Fee Rate": as defined on Attachment A.

“Deposit Account”: a demand, time, savings, passbook, or similar account maintained with a bank.

"Eligible Accounts": as defined in Section 3.1.

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“En Pointe Technologies, Inc.”: shall mean En Pointe Technologies Inc., a Delaware corporation which owns all of the capital stock of Customer.

"Environmental Laws": all statutes, laws, judicial decisions, regulations, ordinances, and other governmental restrictions relating to pollution, the protection of the environment, occupational health and safety, or to emissions, discharges or release of pollutants, contaminants, hazardous substances or wastes into the environment.

"Environmental Liability": any claim, demand, obligation, cause of action, allegation, order, violation, injury, judgment, penalty or fine, cost or expense, resulting from the violation or alleged violation of any Environmental Laws or the imposition of any Lien pursuant to any Environmental Laws.

"ERISA": the Employee Retirement Income Security Act of 1974, as amended, or any successor statutes.

"Event of Default": as defined in Section 9.1.

"Financial Statements": the consolidated and consolidating balance sheets (including, without limitation, securities such as stocks and investment bonds), statements of operations, statements of cash flows and statements of changes in shareholder's equity of Customer and its Subsidiaries for the period specified, prepared in accordance with GAAP and consistent with prior practices.

"Floor Plan Lender": any Person who now or hereinafter provides inventory financing to Customer, provided that such Person executes an Intercreditor Agreement (as defined in Section 5.1 of this Agreement) or a subordination agreement with IBM Credit in form and substance satisfactory to IBM Credit.

"Free Financing Period": for each Product Advance, the period, if any, in which IBM Credit does not charge Customer a financing charge. IBM Credit shall calculate Customer's Free Financing Period utilizing a methodology that is consistent with the methodologies used for similarly situated customers of IBM Credit. Customer understands that IBM Credit may not offer, may change or may cease to offer a Free Financing Period for Customer's purchases of Products.

"Free Financing Period Exclusion Fee": as defined in Attachment A.

"GAAP": generally accepted accounting principles in the United States as in effect from time to time.

"Governmental Authority": any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

"Hazardous Substances": all substances, wastes or materials, to the extent subject to regulation as "hazardous substances" or "hazardous waste" under any Environmental Laws.

"IBM Credit": as defined in the caption.

"Indebtedness": with respect to any Person, (i) all obligations of such Person for borrowed money or for the deferred purchase price of property or services (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument, (ii) all obligations of such Person under capital leases (including obligations under any leases Customer may enter into, now or in the future, with IBM Credit), (iii) all obligations of such Person in respect of letters of credit, banker's acceptances or similar obligations issued or created for the account of such Person, (iv) liabilities arising under any interest rate protection,

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future, option swap, cap or hedge agreement or arrangement under which such Person is a party or beneficiary, (v) all obligations under guaranties by such Person and (vi) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

"Intellectual Property": as defined in Section 6.14.

"Investment": with respect to any Person (the "Investor"), (i) any investment by the Investor in any other Person, whether by means of share purchase, capital contribution, purchase or other acquisition of a partnership or joint venture interest, loan, time deposit, demand deposit or otherwise, and (ii) any guaranty by the Investor of any Indebtedness or other obligation of any other Person.

“Letter of Credit Right”: any right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

"Lien(s)": any lien, claim, charge, pledge, security interest, deed of trust, mortgage, other encumbrance or other arrangement having the practical effect of the foregoing, including the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

"Lockbox": as defined in Section 3.3.

“Material Account Debtor”: as defined in Section 7.14(B).

"Material Adverse Effect": a material adverse effect (i) on the business, operations, results of operations, assets, or financial condition of Customer, (ii) on the aggregate value of the Collateral or the aggregate amount which IBM Credit would be likely to receive (after giving consideration to reasonably likely delays in payment and reasonable costs of enforcement) in the liquidation of such Collateral to recover the Obligations in full, or (iii) on the rights and remedies of IBM Credit under this Agreement.

"Maximum Advance Amount": at any time, the lesser of (i) the Credit Line and (ii) the Borrowing Base at such time.

"Obligations": all covenants, agreements, warranties, duties, representations, loans, advances, interest (including interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Customer, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, reasonable expenses, indemnities, liabilities and Indebtedness of any kind and nature whatsoever now or hereafter arising, owing, due or payable from Customer to IBM Credit whether primary or secondary, joint or several, direct, contingent, fixed or otherwise, secured or unsecured arising under this Agreement and the Other Documents.

"Other Charges": as set forth in Attachment A.

"Other Documents": all security agreements, mortgages, leases, instruments, documents, guarantees, schedules of assignment, contracts and similar agreements executed by Customer and delivered to IBM Credit, pursuant to this Agreement or otherwise, and all amendments, supplements and other modifications to the foregoing from time to time.

"Outstanding Product Advances": at any time of determination, the sum of (i) the unpaid principal amount of all Product Advances made by IBM Credit under this Agreement; and (ii) any finance charge, fee, expense or other amount related to Product Advances charged to Customer's account with IBM Credit.

"PBGC": as defined in Section 6.12.
"Permitted Indebtedness": any of the following:

(i) Indebtedness to IBM Credit;

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(ii) Indebtedness described in Section 7 of Attachment B;
(iii) Indebtedness to any Floor Plan Lender;
(iv) Purchase Money Indebtedness;
(v) guaranties in favor of IBM Credit; and
(vi) other Indebtedness consented to by IBM Credit in writing prior to incurring such Indebtedness.

"Permitted Liens": any of the following:

(i) Liens which are the subject of an Intercreditor Agreement, in effect from time to time between IBM Credit and any other secured creditor;

(ii) Purchase Money Security Interests;

(iii) Liens described in Section 1 of Attachment B;

(iv) Liens of warehousemen, mechanics, materialmen, workers, repairmen, common carriers, landlords and other similar Liens arising by operation of law or otherwise, not waived in connection herewith, for amounts that are not yet due and payable or being contested in good faith by appropriate proceedings promptly instituted and diligently conducted if an adequate reserve or other appropriate provisions shall have been made therefor as required to be in conformity with GAAP and an adverse determination in such proceedings could not reasonably be expected to have a Material Adverse Effect;

(v) attachment or judgment Liens individually or in the aggregate not in excess of the Threshold Amount (exclusive of (a) any amounts that are duly bonded to the satisfaction of IBM Credit or (b) any amount fully covered by insurance as to which the insurance company has acknowledged its obligation to pay such judgment in full);

(vi) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of Customer;

(vii) extensions and renewals of the foregoing Permitted Liens; provided that (a) the aggregate amount of such extended or renewed Liens do not exceed the original principal amount of the Indebtedness which it secures, (b) such Liens do not extend to any property other than property already previously subject to the Lien and (c) such extended or renewed Liens are on terms and conditions no more restrictive than the terms and conditions of the Liens being extended or renewed;

(viii) Liens arising from deposits or pledges to secure bids, tenders, contracts, leases, surety and appeal bonds and other obligations of like nature arising in the ordinary course of Customer's business;

(ix) Liens for taxes, assessments or governmental charges not delinquent or being contested, in good faith, by appropriate proceedings promptly instituted and diligently conducted if an adequate reserve or other appropriate provisions shall have been made therefor as required in order to be in conformity with GAAP and an adverse determination in such proceedings could not reasonably be expected to have a Material Adverse Effect;

(x) Liens arising out of deposits in connection with workers' compensation, unemployment insurance or other social security or similar legislation;

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(xi) Liens arising pursuant to this Agreement; and

(xii) other Liens consented to by IBM Credit in writing prior to incurring such Lien.

"Person": any individual, association, firm, corporation, partnership, trust, unincorporated organization or other entity whatsoever.

"Plans": as defined in Section 6.12.

"Policies": all policies of insurance required to be maintained by Customer under this Agreement or any of the Other Documents.

"Prime Rate": as of the date of determination, the average of the rates of interest announced by Citibank, N.A., J.P. Morgan-Chase Bank, and Bank of America, N.A. (or any other bank which IBM Credit uses in its normal course of business of determining Prime Rate) as their prime or base rate, as of the last Business Day of the calendar month immediately preceding the date of determination, whether or not such announced rates are the actual rates charged by such banking institutions to their most creditworthy borrowers.

“Proceeds”: all “proceeds” as such term is defined in the U.C.C. and, in any event, shall include, without limitation, all dividends, distributions and payments on, from or with respect to Investment Property.

"Products": as defined in the recitals of this Agreement.

"Product Advance": any advance of funds made or committed to be made by IBM Credit for the account of Customer to an Authorized Supplier in respect of an invoice delivered or to be delivered by such Authorized Supplier to IBM Credit describing Products purchased by Customer for resale to the authorized Buyer, including any such advance made or committed to be made as of the date hereof pursuant to the Financing Agreement.

“Properties”: the facilities or properties owned, leased or operated by Customer or any Subsidiary.

"Purchase Money Indebtedness": any Indebtedness (including capital leases) incurred to finance the acquisition of assets (other than assets manufactured or distributed by or bearing any trademark or trade name of any Authorized Supplier) to be used in Customer's business not to exceed the lesser of (i) the purchase price or acquisition cost of such asset and (ii) the fair market value of such asset.

"Purchase Money Security Interest": any security interest securing Purchase Money Indebtedness, which security interest applies solely to the particular asset acquired with the Purchase Money Indebtedness.

"Requirement of Law": as to any Person, the articles of incorporation and by-laws of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

"Shortfall Amount": as defined in Section 2.5.
"Shortfall Transaction Fee": as defined in Attachment A.
"Special Account": as defined in Section 3.3.
“State”: as defined in the U.C.C.

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"Subsidiary": with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

"Supplier Credits": as defined in Section 2.2.

“Supporting Obligation”: any Letter of Credit Right or secondary obligation that supports the payment or performance of an Account, chattel paper, a document, a General Intangible, an instrument, or any other Collateral.

"Termination Date": shall mean the first anniversary of the date of this Agreement or such other date as IBM Credit and Customer may agree to from time to time.

"Threshold Amount": $50,000.00

"Voting Stock": securities, the holders of which are ordinarily, in the absence of contingencies, entitled to elect the corporate directors (or persons performing similar functions).

1.2 Other Defined Terms. Terms not otherwise defined in this Agreement which are defined in the Uniform Commercial Code as in effect in the State of New York (the "U.C.C.") shall have the meanings assigned to them therein.

1.3 Attachments. All attachments, exhibits, schedules and other addenda hereto, including, but not limited to, Attachment A and Attachment B, are specifically incorporated herein by reference and made a part of this Agreement.

Section 2. CREDIT LINE; FINANCE CHARGES; OTHER CHARGES

2.1 Credit Line. Subject to the terms and conditions set forth in this Agreement, on and after the Closing Date to but not including the date that is the earlier of (i) the date on which this Agreement is terminated pursuant to Section 10.1 and (ii) the date on which IBM Credit terminates the Credit Line pursuant to Section 9.2, IBM Credit agrees to extend to Customer a credit line ("Credit Line") in the amount set forth in Attachment A pursuant to which IBM Credit will make to Customer, from time to time, Product Advances in an aggregate amount at any one time outstanding not to exceed the Credit Line. Notwithstanding any other term or provision of this Agreement, IBM Credit may, at any time and from time to time, in its sole and absolute discretion (i) temporarily increase the amount of the Credit Line set forth in Attachment A and decrease the amount of the Credit Line to the amount of the Credit Line set forth in Attachment A, in each case upon written notice to Customer, and (ii) make Product Advances pursuant to this Agreement upon the request of Customer in an aggregate amount at any one time outstanding in excess of the Credit Line.

2.2 Product Advances.

(A) Subject to the terms and conditions of this Agreement, IBM Credit shall make Product Advances in connection with Customer's purchase of Products from Authorized Suppliers upon at least two days prior written notice from Authorized Suppliers. Customer hereby authorizes and directs IBM Credit to pay the proceeds of Product Advances directly to the applicable Authorized Supplier in respect of invoices delivered to IBM Credit for such Products by such Authorized Supplier and acknowledges that (i) any delivery to IBM Credit of an invoice by an Authorized Supplier shall be deemed as a request for a Product Advance by Customer, and (ii) each such Product Advance constitutes a loan by IBM Credit to Customer pursuant to this Agreement as if Customer received the proceeds of the Product Advance directly from IBM Credit. IBM Credit may, from time to time in its sole discretion, cease to include a supplier as an Authorized Supplier.

(B) No finance charge shall accrue on any Product Advance during the Free Financing Period, if any, applicable to such Product Advance. Each Product Advance shall be due and payable on the Common Due Date for such Product Advance. In addition, for any Product Advance with respect to which a Free Financing Period shall not be in effect,

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Customer shall pay a Free Financing Period Exclusion Fee. Such fee shall be due and payable on the Common Due Date for such Product Advance. If it is determined that amounts received from Customer were in excess of the highest rate permitted by law, then the amount representing such excess shall be considered reductions to principal of Product Advances.

(C) Customer acknowledges that IBM Credit does not warrant the Products. Customer shall be obligated to pay IBM Credit in full even if the Products are defective or fail to conform to the warranties extended by the Authorized Supplier. The Obligations of Customer shall not be affected by any dispute Customer may have with any manufacturer, distributor or Authorized Supplier. Customer will not assert any claim or defense which it may have against any manufacturer, distributor or Authorized Supplier against IBM Credit.

        (D) Customer hereby authorizes IBM Credit to collect directly from any Authorized Supplier any credits, rebates, bonuses or discounts owed by such Authorized Supplier to Customer with respect to product financed hereunder ("Supplier Credits"). Any Supplier Credits received by IBM Credit may be applied by IBM Credit to the Outstanding Product Advances. Any Supplier Credits collected by IBM Credit shall in no way reduce Customer's debt to IBM Credit in respect of the Outstanding Product Advances until such Supplier Credits are applied by IBM Credit; provided, however, that in the event any such Supplier Credits must be returned or disgorged or are otherwise unavailable for application, then Customer's Obligations will be reinstated as if such Supplier Credits had never been applied.

(E) IBM Credit may apply any payments and Supplier Credits received by IBM Credit to reduce attorney’s fees and costs of collection first, finance charges second and then to principal amounts of Product Advances owed by Customer. IBM Credit may apply principal payments to the oldest (earliest) invoices (and related Product Advances) first, but, in any case, all principal payments will be applied in respect of the Outstanding Product Advances made for Products which have been sold, lost, stolen, destroyed, damaged or otherwise disposed of prior to any other application thereof.

(F)   Customer will indemnify and hold IBM Credit harmless from and against any claims or demands asserted by any Person relating to or arising from the Products for any reason whatsoever, including, without limitation, the condition of the Products, any misrepresentation made about the Products by any representative of Customer, or any act or failure to act by Customer except to the extent such claims or demands are directly attributable to IBM Credit's gross negligence or willful misconduct. Nothing contained in the foregoing shall impair any rights or claims which Customer may have against any manufacturer, distributor or Authorized Supplier.

2.3 Finance and Other Charges.

(A) Late charges pursuant to subsection (D) of this Section 2.3 for a Product Advance for a calendar month shall be equal to (i) one twelfth (1/12) of the Delinquency Fee Rate multiplied by (ii) the Average Daily Balance of such Product Advance for the period when such Product Advance is past due during such calendar month multiplied by (iii) the actual number of days during such calendar month when such Product Advance is past due divided by (iv) thirty (30).

        (B) Customer hereby agrees to pay to IBM Credit the charges set forth as "Other Charges" in Attachment A. Customer also agrees to pay IBM Credit additional charges for any returned items of payment received by IBM Credit. Customer hereby acknowledges that any such charges are not interest but that such charges, if unpaid, will constitute part of the Outstanding Product Advances.

(C) The late charges and Other Charges owed under this Agreement, and any charges hereafter agreed to in writing by the parties, are payable monthly on receipt of IBM Credit's bill or statement therefor or IBM Credit may, in its sole discretion, add unpaid finance charges and Other Charges to Customer's Outstanding Product Advances.

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(D) If any amount owed under this Agreement, including, without limitation, any Product Advance, is not paid when due (whether at maturity, by acceleration or otherwise), the unpaid amount thereof will bear a late charge from and including the day after such Product Advance was due and payable to and including the date IBM Credit receives payment thereof, at a per annum rate equal to the lesser of (i) the amount set forth in Attachment A to this Agreement as the "Delinquency Fee Rate" and (ii) the highest rate from time to time permitted by applicable law. In addition, if any Shortfall Amount shall not be paid when due pursuant to Section 2.5 hereof, Customer shall pay IBM Credit a Shortfall Transaction Fee. If it is determined that amounts received from Customer were in excess of such highest rate, then the amount representing such excess shall be considered reductions to principal of Product Advances.

2.4 Customer Account Statements. IBM Credit will send statements of each transaction hereunder as well as monthly billing statements to Customer with respect to Product Advances and other charges due on Customer's account with IBM Credit. Each statement of transaction and monthly billing statement shall be deemed, absent manifest error, to be correct and shall constitute an account stated with respect to each transaction or amount described therein unless within seven (7) Business Days after such statement of transaction or billing statement is received by Customer, Customer provides IBM Credit written notice objecting that such amount or transaction is incorrectly described therein and specifying the error(s), if any, contained therein. IBM Credit may at any time adjust such statements of transaction or billing statements to comply with applicable law and this Agreement.

2.5 Shortfall. If on any date the Outstanding Product Advances owed by Customer to IBM Credit exceeds the Maximum Advance Amount (such excess, the "Shortfall Amount"), Customer shall immediately pay to IBM Credit an amount equal to such Shortfall Amount.

2.6 Application of Payments. Customer hereby agrees that all checks and other instruments delivered to IBM Credit on account of Customer's Obligations shall constitute conditional payment until such items are actually collected by IBM Credit. Customer waives the right to direct the application of any and all payments at any time or times hereafter received by IBM Credit on account of Customer's Obligations. Customer agrees that IBM Credit shall have the continuing exclusive right to apply and reapply any and all such payments to Customer's Obligations in such manner as IBM Credit may deem advisable notwithstanding any entry by IBM Credit upon any of its books and records.

2.7 Prepayment and Reborrowing By Customer.

(A) Customer may at any time prepay, without notice or penalty, in whole or in part amounts owed under this Agreement. IBM Credit may apply payments made to it (whether by Customer or otherwise) to pay finance charges and other amounts owing under this Agreement first and then to the principal amount owed by Customer.

(B) Subject to the terms and conditions of this Agreement, any amount prepaid or repaid to IBM Credit in respect to the Outstanding Product Advances may be reborrowed by Customer in accordance with the provisions of this Agreement.

Section 3. CREDIT LINE ADDITIONAL PROVISIONS

3.1 Eligible Account. IBM Credit and Customer agree that IBM Credit shall have the sole right to determine eligibility of Accounts from an Account debtor for purposes of determining the Borrowing Base; however, without limiting such right, the following Accounts are deemed to be eligible for purposes of determining the Borrowing Base:

(A) Accounts created from the sale of goods and/or performance of services to (i) International Business Machines Corporation and/or IBM Global Services.

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(B) Notwithstanding the preceding provision, the following Eligible Accounts will be deemed to be ineligible for purposes of determining Borrowing Base:

         (i) Accounts unpaid more than one hundred twenty (120) days from the date of invoice;

         (ii) Accounts payable by an Account debtor if fifty percent (50%) or more of the aggregate outstanding balance of all such Accounts remain unpaid for more than ninety (90) days from the date of invoice;

(iii) Accounts payable by any Account debtor to which Customer is or may become liable for goods sold or services rendered by such Account debtor to Customer;

        (iv) Accounts upon which IBM Credit does not have a valid, perfected, first priority security interest;

        (v) Accounts that are not payable in US dollars;

(vi) Accounts with respect to which Customer has permitted or agreed to any extension, compromise or settlement, or made any change or modification of any kind or nature, including, but not limited to, any change or modification to the terms relating thereto;

(vii) Accounts that do not arise from undisputed bona fide verifiable transactions completed in accordance with the terms and conditions contained in the invoices, purchase orders and contracts relating thereto;

(viii) Accounts that are discounted for the full payment term specified in Customer's terms and conditions with its Account debtors, or for any longer period of time;

        (ix) Accounts arising from bartered transactions;

        (x) Accounts arising from incentive payments, rebates, discounts, credits, and refunds from a supplier; and

(xi) Any and all other Accounts that IBM Credit deems, in its sole and absolute discretion, to be ineligible.

3.2 Reimbursement for Charges. Customer agrees to pay for all costs and expenses of Customer's bank in respect to collection of checks and other items of payment, all fees relating to the use and maintenance of the Lockbox and the Special Account and with respect to remittances of proceeds of the Advances hereunder.

3.3 Lockbox and Special Account. Customer shall establish and maintain lockbox(es) (each, a "Lockbox") at the address(es) set forth in Attachment A with the financial institution(s) listed in Attachment A (each, a "Bank") pursuant to an agreement between Customer and each Bank in form and substance satisfactory to IBM Credit. Customer shall also establish and maintain a Deposit Account which shall contain only Proceeds of Customer's Accounts ("Special Account") with each Bank. Customer shall enter into and maintain a control agreement with each Bank for the benefit of IBM Credit in form and substance satisfactory to IBM Credit pursuant to which, among other things, such Bank shall agree that its security interest in the Deposit Account is subordinate to IBM Credit’s security interest and that upon notice from IBM Credit, disbursements from the Special Account shall be made only as IBM Credit shall direct, without further consent by Customer. Customer shall not be precluded from maintaining any lockboxes currently in place pursuant to agreements with GE Commercial Distribution Finance.

3.4 Collections. Customer shall instruct Account debtors to remit payments directly to a Lockbox. In addition, Customer shall have such instruction printed in conspicuous type on all invoices. Customer shall instruct such Bank to deposit all remittances to such Bank's Lockbox into its Special Account. Customer further agrees that it shall not deposit or permit any deposits of funds other than remittances paid in

3.2

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respect of the Accounts into the Special Account(s) or permit any commingling of funds with such remittances in any Lockbox or Special Account.

Without limiting Customer's foregoing obligations, if, at any time, Customer receives a remittance directly from an Account debtor, then Customer shall make entries on its books and records in a manner that shall reasonably identify such remittances and shall keep a separate account on its record books of all remittances so received and deposit the same into a Special Account. Until so deposited into the Special Account, Customer shall keep all remittances received in respect of Accounts separate and apart from Customer's other property so that they are capable of identification as the Proceeds of Accounts in which IBM Credit has a security interest.

3.5 Customer’s Application of Remittances on Accounts and Credits. Customer shall apply all remittances against the aggregate of Customer's outstanding Accounts no later than the end of the second Business Day following the day such remittances are deposited into the Special Account. Customer also agrees to apply each remittance against its respective Account no later than one (1) Business Day from the date such remittance is deposited into the Special Account. In addition, Customer shall promptly apply any credits owing in respect to any Account when due.

3.6 Authorization to File; Power of Attorney. Customer authorizes IBM Credit to file with any filing office such financing statements, amendments, addenda and other records showing IBM Credit as secured party, Customer as debtor and identifying IBM Credit’s security interest in the Collateral that IBM Credit deems necessary to perfect and maintain perfected the security interest of IBM Credit in the Collateral. Customer hereby irrevocably appoints IBM Credit, with full power of substitution, as its true and lawful attorney-in-fact with full power, in good faith and in compliance with commercially reasonable standards, in the discretion of IBM Credit, to:

       (A) sign the name of Customer on any financing statement, amendment, continuation statement or other record, document or instrument that IBM Credit shall deem necessary or appropriate to perfect and maintain perfected the security interest of IBM Credit in the Collateral contemplated under this Agreement and the Other Documents;

(B) endorse upon, or authenticate using, the name of Customer upon any of the items of payment of Proceeds and deposit the same in the account of IBM Credit for application to the Obligations; and upon the occurrence and during the continuance of an Event of Default as defined in Section 9.1 hereof:

(C) demand payment, enforce payment and otherwise exercise all Customer's rights and remedies with respect to the collection of any Accounts, chattel paper or any supporting obligation therefore for application to the Obligation;

(D) settle, adjust, compromise, extend or renew any Accounts or chattel paper except that IBM Credit may not forgive, settle, adjust, compromise, extend or renew obligations of International Business Machines Corporation and/or IBM Global Services without crediting to the Obligations substantially equivalent consideration;

(E)   settle, adjust or compromise any legal proceedings brought to collect any Accounts or chattel paper except that IBM Credit may not forgive, settle, adjust, compromise, extend or renew obligations of International Business Machines Corporation and/or IBM Global Services without crediting to the Obligations substantially equivalent consideration;

(F)   sell or assign any Accounts or chattel paper upon such terms, for such amounts and at such time or times as IBM Credit may deem advisable;

(G)   discharge and release any Accounts or chattel paper except that IBM Credit may not discharge or release obligations of International Business Machines Corporation and/or IBM Global Services without crediting to the Obligations substantially equivalent consideration;

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(H) prepare, file and sign Customer's name on any Proof of Claim in Bankruptcy or similar document against any Account or chattel paper debtor;

(I) prepare, file and sign Customer's name on any notice of lien, claim of mechanic's lien, assignment or satisfaction of lien or mechanic's lien, or similar document in connection with any Accounts or chattel paper;

       (J) endorse upon or authenticate using the name of Customer any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document, agreement or record relating to any Account, chattel paper or goods pertaining thereto for application to the Obligation;

      (K) endorse the name of Customer upon any of the items of payment of Proceeds and deposit the same in the account of IBM Credit for application to the Obligation;

      (L) sign the name of Customer to requests for verification of Accounts and notices thereof to Account debtors;

     (M) sign the name of Customer on any document or instrument or record that IBM Credit shall deem necessary or appropriate to enforce any and all remedies it may have under this Agreement, at law or otherwise for application to the Obligation;

     (N) make, settle and adjust claims under the Policies with respect to the Collateral and endorse Customer's name on any check, draft, instrument or other item of payment of the Proceeds of the Policies with respect to the Collateral for application to the Obligation;

            (O) subject to any agreement between IBM Credit and such Bank, direct the Bank maintaining any Lockbox or Special Account to pay the funds on deposit to IBM Credit for application to the Obligations; and

    (P) take control in any manner of any term of payment or Proceeds and for such purpose to notify the postal authorities to change the address for delivery of mail addressed to Customer to such address as IBM Credit may designate.

The power of attorney granted by this Section is for value and coupled with an interest and is irrevocable so long as this Agreement is in effect or any Obligations remain outstanding. Nothing done by IBM Credit pursuant to such power of attorney will reduce any of Customer's Obligations other than Customer's payment Obligations to the extent IBM Credit has received and applied monies.

Section 4. SECURITY – COLLATERAL

4.1 Grant. To secure Customer's full and punctual payment and performance of the Obligations (including obligations under any leases Customer may enter into, now or in the future, with IBM Credit) when due (whether at the stated maturity, by acceleration or otherwise), Customer hereby grants IBM Credit a security interest in Customer's right, title and interest in and to all of its personal property, whether now owned or hereafter acquired or existing and wherever located, including the following:

(A) all goods, including inventory and equipment, and all parts thereof, attachments, accessories and accessions thereto, products thereof and documents therefor;

(B) all Accounts, chattel paper, instruments, negotiable documents, promissory notes, obligations of any kind owing to Customer, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and all books, invoices, documents and other records in any form evidencing or relating to any of the foregoing;

        (C) all General Intangibles;

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    (D) all Deposit Accounts;

    (E)  all Commercial Tort Claims;

    (F)  all Letter of Credit Rights;

    (G)  all Supporting Obligations;

    (H) all other obligations of any kind owing to Customer, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services;

    (I) all rights now or hereafter existing in and to all mortgages, security agreements, leases or other contracts securing or otherwise relating to any of the foregoing; and

    (J) all substitutions and replacements for all of the foregoing, and all products and Proceeds of all of the foregoing and, to the extent not otherwise included, all payments under insurance or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing.

All of the above assets shall be collectively defined herein as the "Collateral". Customer covenants and agrees with IBM Credit that: (i) The security constituted to by this Agreement is in addition to any other security from time to time held by IBM Credit and (ii) the security hereby created is a continuing security interest and will cover and secure the payment of all Obligations both present and future of Customer to IBM Credit.

4.2 Further Assurances. Customer shall, from time to time upon the request of IBM Credit, execute and deliver to IBM Credit, or cause to be executed and delivered, at such time or times as IBM Credit may request such other and further documents, certificates, consents, instruments and records that IBM Credit may deem necessary to perfect and maintain perfected IBM Credit's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under this Agreement and the Other Documents. Customer shall make appropriate entries on its books and records disclosing IBM Credit's security interests in the Collateral.

Section 5. CONDITIONS PRECEDENT

5.1 Conditions Precedent to the Effectiveness of this Agreement. The effectiveness of this Agreement is subject to the receipt by IBM Credit of, or waiver in writing by IBM Credit of compliance with, the following conditions precedent:

(A) this Agreement executed and delivered by Customer and IBM Credit;

(B) a favorable opinion of counsel for Customer in substantially the form of Attachment G;

(C) a certificate of the secretary or an assistant secretary of Customer, substantially in the form and substance of Attachment H hereto, certifying that, among other items, (i) Customer is duly organized under the laws of the State of its organization or incorporation and has its principal place of business as stated therein, (ii) Customer is registered to conduct business in specified states and localities, (iii) true and complete copies of the articles of incorporation, or corresponding organizational documents, as applicable, and by-laws of Customer are delivered therewith, together with all amendments and addenda thereto as in effect on the date thereof, (iv) the resolution as stated in the certificate is a true, accurate and compared copy of the resolution adopted by Customer's Board of Directors or, if Customer is a limited liability company, by Customer's authorized members, authorizing the execution, delivery and performance of this Agreement and each Other Document executed and delivered in connection herewith, and (v) the names and true signatures of the officers of Customer authorized to sign this Agreement and the Other Documents;

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(D)  true and complete copies of the articles of incorporation or corresponding organizational documents, as applicable, from all Persons who have granted IBM Credit a security interest herein or in any Other Document;

(E) unless otherwise publicly available to IBM Credit certificates dated as of a recent date from the Secretary of State or other appropriate authority evidencing the good standing of Customer in the jurisdiction of its organization and in each other jurisdiction where the ownership or lease of its property or the conduct of its business requires it to qualify to do business;

(F)   copies of all approvals and consents from any Person, in each case in form and substance satisfactory to IBM Credit, which are required to enable Customer to authorize, or required in connection with, (i) the execution, delivery or performance of this Agreement and each of the Other Documents, and (ii) the legality, validity, binding effect or enforceability of this Agreement and each of the Other Documents;

(G) a lockbox agreement executed by Customer and each Bank, in form and substance satisfactory to IBM Credit;

        (H) a contingent blocked account agreement executed by Customer and each Bank in form and substance satisfactory to IBM Credit;

(I) intercreditor agreements ("Intercreditor Agreement"), in form and substance satisfactory to IBM Credit, executed by each other secured creditor of Customer as set forth in Attachment A;

(J) UCC-1 financing statements for each jurisdiction reasonably requested by IBM Credit executed, if requested by IBM Credit, by Customer and each guarantor whose guaranty to IBM Credit is intended to be secured by a pledge of its assets;

(K) control or other agreements for all other Deposit Accounts, Letter of Credit Rights, electronic chattel paper, or inventory in the possession of third parties;

(L) the statements, certificates, documents, instruments, financing statements, agreements and information set forth in Attachment A and Attachment B; and

(M) all such other statements, certificates, documents, instruments, financing statements, agreements, records and other information with respect to the matters contemplated by this Agreement as IBM Credit shall have reasonably requested.

5.2 Conditions Precedent to Each Product Advance. No Product Advance will be required to be made or renewed by IBM Credit under this Agreement regardless of any communication theretofore given to Customer or its supplier unless, on and as of the date of such Product Advance, the following statements shall be true to the satisfaction of IBM Credit:

(A) The representations and warranties contained in this Agreement or in any document, instrument or agreement executed in connection herewith are true and correct in all material respects on and as of the date of such Product Advance as though made on and as of such date;

(B) No event has occurred and is continuing or after giving effect to such Product Advance or the application of the proceeds thereof would result in or would constitute a Default;

(C) No event has occurred and is continuing which could reasonably be expected to have a Material Adverse Effect; and

(D) Both before and after giving effect to the making of such Product Advance, no Shortfall Amount exists.

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Except as Customer has otherwise disclosed to IBM Credit in writing prior to each request, each request for a Product Advance (or deemed request pursuant to Section 2.2(A) hereunder shall be deemed to be a representation and warranty by Customer that, as of and on the date of such Product Advance, the statements set forth in (A) through (D) above are true statements. No such disclosures by Customer to IBM Credit shall in any manner be deemed to satisfy the conditions precedent to each Product Advance that are set forth in this Section 5.2.

Section 6. REPRESENTATIONS AND WARRANTIES

To induce IBM Credit to enter into this Agreement, Customer represents and warrants to IBM Credit as follows:

6.1 Organization and Qualifications. The first paragraph of this Agreement states the exact name of Customer as set forth in its charter or other organizational record. In addition, Customer’s organization identification number assigned by its State of organization is as set forth in Attachment A. Customer and each of its Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the power and authority to own its Properties and assets and to transact the businesses in which it presently is engaged and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where it presently is engaged in business and is required to be so qualified.

6.2 Rights in Collateral; Priority of Liens. Customer and each of its Subsidiaries owns the property granted by it respectively as Collateral to IBM Credit, free and clear of any and all Liens in favor of third parties except for the Liens otherwise permitted pursuant to Section 8.1. The Liens granted by Customer and each of its Subsidiaries pursuant to this Agreement, the Guaranties and the Other Documents in the Collateral constitute the valid and enforceable first, prior and perfected Liens on the Collateral, except to the extent any Liens that are prior to IBM Credit's Liens are (i) the subject of an Intercreditor Agreement or (ii) Purchase Money Security Interests in product of a brand that is not financed by IBM Credit.

6.3 No Conflicts. The execution, delivery and performance by Customer of this Agreement and each of the Other Documents (i) are within its power under its organizational documents; (ii) are duly authorized by all necessary corporate or limited liability company actions; (iii) are not in contravention in any respect of any Requirement of Law or any indenture, contract, lease, agreement, instrument or other commitment to which it is a party or by which it or any of its Properties are bound; (iv) do not require the consent, registration or approval of any Governmental Authority or any other Person (except such as have been duly obtained, made or given, and are in full force and effect); and (v) will not, except as contemplated herein, result in the imposition of any Liens upon any of its Properties.

6.4 Enforceability. This Agreement and all of the other documents executed and delivered by Customer in connection herewith are the legal, valid and binding obligations of Customer, and are enforceable in accordance with their terms, except as such enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors' rights generally or the general equitable principles relating thereto.

6.5 Locations of Offices, Records and Inventory. The address of the principal place of business and chief executive office of Customer is as set forth on Attachment B or on any notice provided by Customer in writing thereafter in accordance with the terms of this Agreement. The books and records of Customer are maintained exclusively at such location.

There is no jurisdiction in which Customer has any assets, equipment or inventory (except for vehicles and inventory in transit for processing) other than those jurisdictions identified on Attachment B or on any notice provided by Customer to IBM Credit pursuant to Section 7.1(C) of this Agreement. Attachment B, as amended from time to time by any notice provided by Customer to IBM Credit in accordance with Section 7.7(C) of this Agreement, also contains a complete list of the legal names and addresses of each warehouse at which Customer's inventory is stored. None of the receipts received by Customer from any

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warehouseman states that the goods covered thereby are to be delivered to bearer or to the order of a named person or to a named person and such named person's assigns.

6.6 Fictitious Business Names. Customer has not used any company or fictitious name during the five (5) years preceding the date of this Agreement, other than those listed on Attachment B.

6.7 Organization Name. If Customer is a corporation, all of the outstanding capital stock of Customer has been validly issued, is fully paid and nonassessable.

6.8 No Judgments or Litigation. Except as set forth on Attachment B, no judgments, orders, writs or decrees are outstanding against Customer nor is there now pending or, to the best of Customer's knowledge after due inquiry, threatened, any litigation, contested claim, investigation, arbitration, or governmental proceeding by or against Customer.

6.9 No Defaults. Customer is not in default under any term of any indenture, contract, lease, agreement, instrument or other commitment to which it is a party or by which it, or any of its Properties are bound. Customer has no knowledge of any dispute regarding any such indenture, contract, lease, agreement, instrument or other commitment. No Default or Event of Default has occurred and is continuing.

6.10 Labor Matters. Except as set forth on any notice provided by Customer to IBM Credit pursuant to Section 7.1(H) of this Agreement, Customer is not a party to any labor dispute. There are no strikes or walkouts or labor controversies pending or threatened against Customer which could reasonably be expected to have a Material Adverse Effect.

6.11 Compliance with Law. Customer has not violated or failed to comply with any Requirement of Law or any requirement of any self regulatory organization.

6.12 ERISA. Each "employee benefit plan", "employee pension benefit plan", "defined benefit plan", or "multi-employer benefit plan", which Customer has established, maintained, or to which it is required to contribute (collectively, the "Plans") is in compliance with all applicable provisions of ERISA and the Code and the rules and regulations thereunder as well as the Plan's terms and conditions. There have been no "prohibited transactions" and no "reportable event" has occurred within the last 60 months with respect to any Plan. Customer has no "multi-employer benefit plan". As used in this Agreement the terms "employee benefit plan", "employee pension benefit plan", "defined benefit plan", and "multi-employer benefit plan" have the respective meanings assigned to them in Section 3 of ERISA and any applicable rules and regulations thereunder. Customer has not incurred any "accumulated funding deficiency" within the meaning of ERISA or incurred any liability to the Pension Benefit Guaranty Corporation (the "PBGC") in connection with a Plan (other than for premiums due in the ordinary course).

6.13 Compliance with Environmental Laws. Except as otherwise disclosed in Attachment B:
ustomer has obtained all government approvals required with respect to the operation of their businesses under any Environmental Law.

(B) (i) Customer has not generated, transported or disposed of any Hazardous Substances; (ii) Customer is not currently generating, transporting or disposing of any Hazardous Substances; (iii) Customer has no knowledge that (a) any of its real property (whether owned, leased, or otherwise directly or indirectly controlled) has been used for the disposal of or has been contaminated by any Hazardous Substances, or (b) any of its business operations have contaminated lands or waters of others with any Hazardous Substances; (iv) Customer and its respective assets are not subject to any Environmental Liability and, to the best of Customer's knowledge, any threatened Environmental Liability; (v) Customer has not received any notice of or otherwise learned of any governmental investigation evaluating whether any remedial action is necessary to respond to a release or threatened release of any Hazardous Substances for which Customer may be liable; (vi) Customer is not in violation of any Environmental Law; (vii) there are no proceedings or investigations pending against Customer with respect to any violation or alleged violation of any Environmental Law; provided however, that the parties acknowledge that any

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generation, transportation, use, storage and disposal of certain such Hazardous Substances in Customer's or its Subsidiaries' business shall be excluded from representations (i) and (ii) above, provided, further, that Customer is at all times generating, transporting, utilizing, storing and disposing such Hazardous Substances in accordance with all applicable Environmental Laws and in a manner designed to minimize the risk of any spill, contamination, release or discharge of Hazardous Substances other than as authorized by Environmental Laws.

6.14 Intellectual Property. Customer possesses such assets, licenses, patents, patent applications, copyrights, service marks, trademarks, trade names and trade secrets and all rights, priorities and privileges and other property relating thereto or arising therefrom ("Intellectual Property") as are necessary or advisable to continue to conduct its present and proposed business activities. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does Customer know of any valid basis for any such claim. All Intellectual Property is valid, subsisting, unexpired and enforceable, and the use of Intellectual Property by Customer and its Subsidiaries does not infringe on the rights of any Person in any material respect.

6.15 Licenses and Permits. Customer has obtained and holds in full force and effect all franchises, licenses, leases, permits, certificates, authorizations, qualifications, easements, rights of way and other rights and approvals which are reasonably necessary for the operation of its businesses as presently conducted. Customer is not in violation of the terms of any such franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval.

6.16 Investment Company. Customer is not (i) an investment company or a company controlled by an investment company within the meaning of the Investment Company Act of 1940, as amended, (ii) a holding company or a subsidiary of a holding company, or an Affiliate of a holding company or of a subsidiary of a holding company, within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Agreement or the Other Documents or to perform its obligations hereunder or thereunder.

6.17 Taxes and Tax Returns. Customer has timely filed all federal, state, and local tax returns and other reports which it is required by law to file, and has either duly paid all taxes, fees and other governmental charges indicated to be due on the basis of such reports and returns or pursuant to any assessment received by Customer, or made provision for the payment thereof in accordance with GAAP. The charges and reserves on the books of Customer in respect of taxes or other governmental charges are in accordance with GAAP. No material tax liens have been filed against Customer or any of its property.

6.18 Status of Accounts. Each Account is based on an actual and bona fide sale and delivery of goods or rendition of services to customers, made by Customer, in the ordinary course of its business; the goods and inventory being sold and the Accounts created are its exclusive property and are not and shall not be subject to any Lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever (other than Permitted Liens). Customer's customers have accepted goods or services and owe and are obligated to pay the full amounts stated in the invoices according to their terms. There are no proceedings or actions known to Customer which are pending or threatened against any Material Account Debtor of any of the Accounts which could reasonably be expected to result in a Material Adverse Effect on the debtor's ability to pay the full amounts due to Customer.

6.19 Affiliate/Subsidiary Transactions. Customer is not a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate or Subsidiary of Customer is a party except (i) in the ordinary course of and pursuant to the reasonable requirements of Customer's business and (ii) upon fair and reasonable terms no less favorable to Customer than it could obtain in a comparable arm's-length transaction with an unaffiliated Person. Except as disclosed to IBM Credit by Customer in writing from time to time after the Closing Date, Attachment B sets forth with respect to each Subsidiary (i) its name; (ii) if a registered organization, the State of its formation; (iii) if a non-registered organization, the

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State of its principal place of business and chief executive offices; (iv) if a proprietorship, proprietor’s principal place of residence; and (v) as to each Subsidiary the percentage of ownership by Customer.

6.20 Accuracy and Completeness of Information. All factual information furnished by or on behalf of Customer to IBM Credit or the Auditors for purposes of or in connection with this Agreement or any of the Other Documents, or any transaction contemplated hereby or thereby is or will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time.

6.21 Recording Taxes. All recording taxes, recording fees, filing fees and other charges payable in connection with the filing and recording of this Agreement have either been paid in full by Customer or arrangements for the payment of such amounts by Customer have been made to the satisfaction of IBM Credit.

6.22 Indebtedness. Customer (i) has no Indebtedness, other than Permitted Indebtedness; and (ii) has not guaranteed the obligations of any other Person (except as permitted by Section 8.4).

6.23  Not Consumer Transaction. None of the Advances are consumer-goods transactions or consumer transactions and none of the Collateral constitutes consumer goods.

6.24 Limitations on Lockboxes and Special Accounts. Customer has no Lockbox, Special Account or other Deposit Accounts with any banks except as provided in Section 3.3 of this Agreement.

6.25 Security Interest. Customer represents that all filings and other actions necessary to perfect and protect the security interest in the Collateral created under this Agreement have been duly made or taken and are in full force and effect, and this Agreement creates in favor of IBM Credit a valid first priority security interest in the Collateral, other than Collateral that is the subject of an Intercreditor Agreement and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken.

Section 7. AFFIRMATIVE COVENANTS

Until termination of this Agreement and the indefeasible payment and satisfaction of all Obligations:

7.1 Financial and Other Information. Unless otherwise publicly available to IBM Credit, Customer shall cause the following information to be delivered to IBM Credit within the following time periods:

(A) as soon as available and in any event within ninety (90) days after the end of each fiscal year of En Pointe Technologies, Inc. (i) audited Financial Statements (provided that, to the extent not otherwise audited by the Auditors, the consolidating Financial Statements may be unaudited) as of the close of the fiscal year and for the fiscal year, together with a comparison to the Financial Statements for the prior year, in each case accompanied by (a) either an opinion of the Auditors without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit or, if so qualified, an opinion which shall be in scope and substance reasonably satisfactory to IBM Credit, (b) such Auditors' "Management Letter" to En Pointe Technologies, Inc. if any, (c) a written statement signed by the Auditors stating that in the course of the regular audit of the business of En Pointe Technologies, Inc. and its consolidated Subsidiaries, which audit was conducted by the Auditors in accordance with generally accepted auditing standards, the Auditors have not obtained any knowledge of the existence of any Default under any provision of this Agreement, or, if such Auditors shall have obtained from such examination any such knowledge, they shall disclose in such written statement the existence of the Default and the nature thereof, it being understood that such Auditors shall have no liability, directly or indirectly, to anyone for failure to obtain knowledge of any such Default; and (ii) a Compliance Certificate along with a schedule, in substantially the form of Attachment C hereto, of the calculations used in determining, as of the end of such fiscal year, whether En Pointe Technologies, Inc. is in compliance with the financial covenants set forth in Attachment A;

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(B) as soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of En Pointe Technologies, Inc. (i) Financial Statements as of the end of such period and for the fiscal year to date, together with a comparison to the Financial Statements for the same periods in the prior year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments and except for the absence of footnotes) by the chief executive officer or chief financial officer of En Pointe Technologies, Inc. as having been prepared in accordance with GAAP; and (ii) a Compliance Certificate along with a schedule, in substantially the form of Attachment C hereto, of the calculations used in determining, as of the end of such fiscal quarter, whether En Pointe Technologies, Inc. is in compliance with the financial covenants set forth in Attachment A;

(C) as soon as available and in any event within sixty (60) days after the end of each fiscal year of En Pointe Technologies, Inc. (i) projected Financial Statements, broken down by quarter, for the current and following fiscal year; and (ii) if composed, a narrative discussion relating to such projected Financial Statements;

(D) as soon as available and in any event within thirty (30) days after the end of each fiscal quarter of En Pointe Technologies, Inc., revised projected Financial Statements, broken down by quarter, for (i) the current fiscal year from the beginning of such fiscal quarter to the fiscal year end and (ii) the following fiscal year;

(E)  promptly after Customer obtains knowledge of (i) the occurrence of a Default or Event of Default, or (ii) the existence of any condition or event which would result in Customer's failure to satisfy the conditions precedent to Advances set forth in Section 5, a certificate of the chief executive officer or chief financial officer of Customer specifying the nature thereof and Customer's proposed response thereto, each in reasonable detail;

(F)  promptly after Customer obtains knowledge of (i) any proceeding(s) in an aggregate amount in excess of the Threshold Amount at any time being instituted or threatened to be instituted by or against Customer in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign), or (ii) any actual or prospective change, development or event which, in any such case, has had or could reasonably be expected to have a Material Adverse Effect, a certificate of the chief executive officer or chief financial officer of Customer specifying the nature thereof and Customer's proposed response thereto, each in reasonable detail;

(G)  promptly after Customer obtains knowledge that (i) any order, judgment or decree in excess of the Threshold Amount shall have been entered against Customer or any of its Properties or assets, or (ii) it has received any notification of a material violation of any Requirement of Law from any Governmental Authority, a certificate of the chief executive officer or chief financial officer of Customer specifying the nature thereof and Customer's proposed response thereto, each in reasonable detail;

(H) promptly after Customer learns of any material labor dispute to which Customer may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which Customer is a party or by which it is bound, a certificate of the chief executive officer or chief financial officer of Customer specifying the nature thereof and Customer's proposed response thereto, each in reasonable detail;

(I) within five (5) Business Days after request by IBM Credit, any written certificates, schedules and reports together with all supporting documents as IBM Credit may reasonably request relating to the Collateral or Customer's or any guarantor's business affairs and financial condition;

(J) by the fifth (5th) day of each month, or as otherwise agreed in writing, a Collateral Management Report as of a date no earlier than the last day of the immediately preceding month;

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(K) along with the Financial Statements set forth in Section 7.1(A) and (B), the name, address and phone number of each of its Account debtors' primary contacts for each Account on the Accounts aging report contained in its most recent Collateral Management Report; and

(L) within five (5) days after the same are sent, copies of all Financial Statements and reports which En Pointe Technologies, Inc. sends to its stockholders, and within five (5) days after the same are filed, copies of all Financial Statements and reports which En Pointe Technologies, Inc. may make to, or file with, the Securities and Exchange Commission or any successor or analogous governmental authority.

Each certificate, schedule, report or other record provided by Customer to IBM Credit shall be signed by an authorized officer of Customer and/or En Pointe Technologies, Inc., which signature shall be deemed a representation and warranty that the information contained in such certificate, schedule or report is true and accurate in all material respects on the date as of which such certificate, schedule or report is made and does not omit to state a material fact necessary in order to make the statements contained therein not misleading at such time. Each Financial Statement delivered pursuant to this Section 7.1 shall be prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods. Customer shall cause the audited Financial Statements and accompanying documents set forth in Section 7.1(A)(i) to be delivered directly by the Auditors to IBM Credit only via first class mail.

7.2 Location of Customer and Collateral. If it is a registered organization, the organizational document creating Customer has been filed in the appropriate office of the State referred to in the first paragraph of this Agreement. The inventory, equipment and other tangible Collateral shall be kept or sold at the addresses as set forth on Attachment B or on any notice provided by Customer to IBM Credit in accordance with Section 7.7(C). Such locations shall be certified quarterly to IBM Credit substantially in the form of Attachment F.

7.3 Changes in Customer Address. If Customer is a registered organization, as defined in Article 9 of the U.C.C., Customer shall provide thirty (30) days prior written notice to IBM Credit of any change in Customer's chief executive office or principal place of business, provided, however, that Customer's compliance with this covenant shall not relieve it of any of its other obligations or any other provisions under this Agreement or any of the Other Documents limiting actions of the type described in this Section.

7.4 Legal Entity Existence. Customer shall (i) maintain, and cause each of its Subsidiaries to maintain, its legal entity existence, maintain in full force and effect all rights, privileges, licenses, bonds, franchises, leases and qualifications to do business, and all Properties, contracts and other rights necessary to the profitable conduct of its business, (ii) authorize for itself and, if applicable, cause each of its Subsidiaries to authorize IBM Credit to file U.C.C. financing statements to perfect and maintain perfection of IBM Credit’s security interest in the Collateral, (iii) continue in, and limit its operations to, the same general lines of business as presently conducted by it unless otherwise permitted in writing by IBM Credit and (iv) comply with all Requirements of Law.

7.5 ERISA. Customer shall promptly notify IBM Credit in writing after it learns of the occurrence of any event which would constitute a "reportable event" under ERISA or any regulations thereunder with respect to any Plan, or that the PBGC has instituted or will institute proceedings to terminate any Plan. Notwithstanding the foregoing, Customer shall have no obligation to notify IBM Credit as to any "reportable event" as to which the 30-day notice requirement of Section 4043(b) has been waived by the PBGC, until such time as such Customer is required to notify the PBGC of such reportable event. Such notification shall include a certificate of the chief financial officer of Customer setting forth details as to such "reportable event" and the action which Customer proposes to take with respect thereto, together with a copy of any notice of such "reportable event" which may be required to be filed with the PBGC, or any notice delivered by the PBGC evidencing its intent to institute such proceedings. Upon request of IBM Credit, Customer shall furnish, or cause the plan administrator to furnish, to IBM Credit the most recently filed annual report for each Plan.

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7.6           Environmental Matters.

(A) Customer and any other Person under Customer's control (including, without limitation, agents and Affiliates under such control) shall (i) comply with all Environmental Laws in all material respects, and (ii) undertake to use commercially reasonable efforts to prevent any unlawful release of any Hazardous Substance by Customer or such Person into, upon, over or under any property now or hereinafter owned, leased or otherwise controlled (directly or indirectly) by Customer.

(B) Customer shall notify IBM Credit, promptly upon its obtaining knowledge of (i) any non-routine proceeding or investigation by any Governmental Authority with respect to the presence of any Hazardous Substances on or in any property now or hereinafter owned, leased or otherwise controlled (directly or indirectly) by Customer, (ii) all claims made or threatened by any Person or Governmental Authority against Customer or any of Customer's assets relating to any loss or injury resulting from any Hazardous Substance, (iii) Customer's discovery of evidence of unlawful disposal of or environmental contamination by any Hazardous Substance on any property now or hereinafter owned, leased or otherwise controlled (directly or indirectly) by Customer, and (iv) any occurrence or condition which could constitute a violation of any Environmental Law.

7.7           Collateral Books and Records/Collateral Audit.

(A) Customer agrees to maintain books and records pertaining to the Collateral in such detail, form and scope as is consistent with good business practice, and agrees that such books and records will reflect IBM Credit's interest in the Collateral.

(B) Customer agrees that IBM Credit or its agents may enter upon the premises of Customer at any time and from time to time, during normal business hours and upon reasonable notice under the circumstances, and at any time at all on and after the occurrence and during the continuance of an Event of Default for the purposes of (i) inspecting the Collateral, (ii) inspecting and/or copying (at Customer's expense) any and all records pertaining thereto, and (iii) discussing the affairs, finances and business of Customer with any officers, employees and directors of Customer or with the Auditors. Customer also agrees to provide IBM Credit with such reasonable information and documentation that IBM Credit deems necessary to conduct the foregoing activities.

Upon the occurrence and during the continuance of an Event of Default which has not been waived by IBM Credit in writing, IBM Credit may conduct any of the foregoing activities in any manner that IBM Credit deems reasonably necessary.

(C) Customer shall give IBM Credit thirty (30) days prior written notice of any change in the location of any Collateral or the location of its books and records from the locations specified in Attachment B, and will execute in advance of such change and cause to be filed and/or delivered to IBM Credit any financing statements, landlord or other lien waivers, or other documents or records reasonably required by IBM Credit, all in form and substance reasonably satisfactory to IBM Credit.

(D) Customer agrees to advise IBM Credit promptly, in reasonably sufficient detail, of any substantial change relating to the type, quantity or quality of the Collateral, or any event which could reasonably be expected to have a Material Adverse Effect on the value of the Collateral or on the security interests granted to IBM Credit herein.

(E)  Customer shall, and shall cause each of its subsidiaries to, from time to time, do and perform any and all acts and execute any and all instruments, notices and other documents, reasonably required or recommended by IBM Credit to address concerns identified by IBM Credit during the course of any audit of Customer’s, or its subsidiaries’ books and records, or assets.

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7.8           Insurance; Casualty Loss.

(A) Customer agrees to maintain with financially sound and reputable insurance companies: (i) insurance on its Properties, (ii) public liability insurance against claims for personal injury or death as a result of the use of any products sold by it and (iii) insurance coverage against other business risks, in each case, in at least such amounts and against at least such risks as are usually and prudently insured against in the same general geographical area by companies of established repute engaged in the same or a similar business. Customer will furnish to IBM Credit, upon its written request, the insurance certificates with respect to such insurance. In addition, all Policies so maintained are to name IBM Credit as an additional insured as its interest may appear.

(B) Without limiting the generality of the foregoing, Customer shall keep and maintain, at its sole expense, the Collateral insured for an amount not less than the amount set forth on Attachment A from time to time opposite the caption "Collateral Insurance Amount" against all loss or damage under an "all risk" Policy with companies mutually acceptable to IBM Credit and Customer, with a lender's loss payable endorsement or mortgagee clause in form and substance reasonably satisfactory to IBM Credit designating that any loss payable thereunder with respect to such Collateral shall be payable to IBM Credit. Upon receipt of Proceeds by IBM Credit the same shall be applied on account of Customer's Outstanding Product Advances. Customer agrees to instruct each insurer to give IBM Credit, by endorsement upon the Policy issued by it or by independent instruments furnished to IBM Credit, at least ten (10) days written notice before any Policy shall be altered or cancelled and that no act or default of Customer or any other person shall affect the right of IBM Credit to recover under the Policies. Customer hereby agrees to direct all insurers under the Policies to pay all Proceeds with respect to the Collateral directly to IBM Credit.

(C) If Customer fails to pay any cost, charges or premiums, or if Customer fails to insure the Collateral, IBM Credit may pay such costs, charges or premiums. Any amounts paid by IBM Credit hereunder shall be considered an additional debt owed by Customer to IBM Credit and are due and payable immediately upon receipt of an invoice by IBM Credit.

7.9     Taxes.  Customer agrees to pay, when due, all taxes lawfully levied or assessed against Customer or any of the Collateral before any penalty or interest accrues thereon unless such taxes are being contested, in good faith, by appropriate proceedings promptly instituted and diligently conducted and an adequate reserve or other appropriate provisions have been made therefor as required in order to be in conformity with GAAP and an adverse determination in such proceedings could not reasonably be expected to have a Material Adverse Effect.

7.10 Compliance With Laws. Customer agrees to comply with all Requirements of Law applicable to the Collateral or any part thereof, or to the operation of its business.

7.11 Fiscal Year. Customer agrees to maintain its fiscal year as a year ending September 30, unless Customer provides IBM Credit at least thirty (30) days prior written notice of any change thereof.

7.12 Intellectual Property. Customer shall do and cause to be done all things necessary to preserve and keep in full force and effect all registrations of Intellectual Property which the failure to do or cause to be done could reasonably be expected to have a Material Adverse Effect.

7.13 Maintenance of Property. Customer shall maintain all of its Properties that are used or useful in the conduct of its business or otherwise in good condition and repair (ordinary wear and tear excepted) and pay and discharge all costs of repair and maintenance thereof and all rental and mortgage payments and related charges pertaining thereto and not commit or permit any waste with respect to any of its material Properties.

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7.14           Collateral. Customer shall:

(A) from time to time upon request of IBM Credit, provide IBM Credit with access to copies of all invoices, delivery evidences and other such documents relating to each Account;

(B) promptly upon Customer's obtaining knowledge thereof, furnish to and inform IBM Credit of all material adverse information relating to the financial condition of any Account debtor whose outstanding obligations to Customer constitute two percent (2%) or more of the Accounts at such time (a "Material Account Debtor");

(C) promptly upon Customer's learning thereof, notify IBM Credit in writing of any event which would cause any obligation of a Material Account Debtor to become an Ineligible Account;

(D) keep all goods rejected or returned by any Account debtor and all goods repossessed or stopped in transit by Customer from any Account debtor segregated from other property of Customer, holding the same in trust for IBM Credit until Customer applies a credit against such Account debtor's outstanding obligations to Customer or sells such goods in the ordinary course of business, whichever occurs earlier;

(E) stamp or otherwise mark chattel paper and instruments now owned or hereafter acquired by it in conspicuous type to show that the same are subject to IBM Credit's security interest and immediately thereafter deliver or cause such chattel paper and instruments to be delivered to IBM Credit or any agent designated by IBM Credit with appropriate endorsements and assignments to vest title and possession in IBM Credit;

       (F)  use commercially reasonable efforts to collect all Accounts owed;

       (G)  promptly notify IBM Credit of any loss, theft or destruction of or damage to any of the Collateral.  Customer shall diligently file and prosecute its claim for any award or payment in connection with any such loss, theft, destruction of or damage to Collateral. Customer shall, upon demand of IBM Credit, make, execute and deliver any assignments and other instruments sufficient for the purpose of assigning any such award or payment to IBM Credit, free of any encumbrances of any kind whatsoever;

(H) consistent with reasonable commercial practice, observe and perform all matters and things necessary or expedient to be observed or performed under or by virtue of any lease, license, concession or franchise forming part of the Collateral in order to preserve, protect and maintain all the rights of IBM Credit thereunder;

        (I) promptly notify IBM Credit if Customer is a beneficiary under a letter of credit now or hereafter issued in favor of Customer;

(J) consistent with reasonable commercial practice, maintain, use and operate the Collateral and carry on and conduct its business in a proper and efficient manner so as to preserve and protect the Collateral and the earnings, incomes, rents, issues and profits thereof; and

(K) at any time and from time to time, upon the request of IBM Credit, and at the sole expense of Customer, Customer will promptly and duly execute and deliver such further instruments and documents and take such further action as IBM Credit may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the U.C.C. in effect in any jurisdiction with respect to the security interests granted herein and the payment of any and all recording taxes and filing fees in connection therewith.

7.15           Additional Collateral, etc.

(A) With respect to any property in the United States acquired after the Closing Date by Customer or its Subsidiary (other than any property described in paragraphs (B) and (C) below, as to which IBM Credit

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does not have a perfected Lien), Customer or its Subsidiary shall promptly notify IBM Credit of such acquisition and agrees to (i) execute and deliver to IBM Credit such amendments to this Agreement or such other documents as IBM Credit deems necessary or advisable to grant to IBM Credit a security interest in such property, (ii) in the case of Deposit Accounts, Letter of Credit Rights, and any other relevant Collateral, take any actions requested by IBM Credit to enable IBM Credit to obtain “control” (within the meaning of the U.C.C.) with respect thereto, (iii) cause IBM Credit’s name to be noted as secured party on any certificate of title for a titled good if such notation is deemed necessary or advisable by IBM Credit for the attachment, perfection or priority of, or the ability of IBM Credit to enforce or realize on, IBM Credit’s security interest in such Collateral (iv) comply with any Requirement of Law as to any Collateral if such compliance is deemed necessary or advisable by IBM Credit for the attachment, perfection or priority of, or the ability of IBM Credit to enforce or realize on, IBM Credit’s security interest in such Collateral, (v) obtain consents and approvals from any Governmental Authority or other Person, including without limitation any consent of licensor, lessor or other Person obligated on Collateral, (vi) execute and deliver such documents, agreements, and instruments as may be required by IBM Credit to further evidence and perfect its security interests in all Intellectual Property, (vii) obtain waivers from mortgagees and landlords in form and substance satisfactory to IBM Credit, and (viii) take all actions necessary or advisable to grant to IBM Credit a perfected first priority security interest in such property, including the filing of U.C.C. financing statements in such jurisdictions as may be required by this Agreement or the Other Documents, or by law or as may be requested by IBM Credit other than property that is the subject of an Intercreditor Agreement.

(B) If Customer shall at any time hold or acquire a Commercial Tort Claim, then Customer shall immediately notify IBM Credit in writing signed by Customer of the details thereof and grant to IBM Credit in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to IBM Credit.

(C) With respect to any new Subsidiary created or acquired after the Closing Date by Customer or its Subsidiary, Customer or such Subsidiary shall, upon IBM Credit’s request: (i) execute and deliver to IBM Credit such amendments to this Agreement or any other documents that IBM Credit deems necessary or advisable to grant to IBM Credit a perfected first priority security interest in the capital stock of such new Subsidiary that is owned by Customer or its Subsidiary, (ii) deliver to IBM Credit the certificates representing such capital stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of Customer or the relevant Subsidiary, (iii) cause such new Subsidiary (a) to become a party to this Agreement, (b) to take such actions necessary or advisable to grant to IBM Credit a perfected first priority security interest in the Collateral described in this Agreement with respect to such new Subsidiary, including the filing of U.C.C financing statements in such jurisdictions as may be required by this Agreement or by law or as may be requested by IBM Credit and (c) to deliver to IBM Credit a certificate of the secretary or an assistant secretary of such Subsidiary, in form and substance satisfactory to IBM Credit in its sole discretion, with appropriate insertions and attachments, and (iv) if requested by IBM Credit, deliver to IBM Credit legal opinions relating to the matters described above, which opinions shall be in form and substance and from counsel, reasonably satisfactory to IBM Credit. Customer will comply, and cause all Subsidiaries of Customer to comply with Section 7 and Section 8 of this Agreement, as if such sections applied directly to such Subsidiaries.

7.16 Financial Covenants; Additional Covenants. Customer acknowledges and agrees that Customer shall comply with the financial covenants and other covenants set forth in the attachments, exhibits and other addenda incorporated herein and made a part of this Agreement.

Section 8. NEGATIVE COVENANTS

Until termination of this Agreement and the indefeasible payment and satisfaction of all Obligations hereunder:

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8.1 Liens. Customer will not, directly or indirectly mortgage, assign, pledge, transfer, create, incur, assume, permit to exist or otherwise permit any Lien or judgment to exist on any of the Collateral, whether now owned or hereafter acquired except for Permitted Liens.

8.2 Disposition of Collateral. Customer will not, directly or indirectly, sell, lease, assign, transfer or otherwise dispose of any Collateral other than sales of inventory in the ordinary course of business and short term rental of inventory as demonstrations in amounts not material to Customer.

8.3 Changes in Customer.   Subject to Customer having provided 30 days written notice:

(A) Customer will not change its (i) name, (ii) State of organization, (iii) its organization, or (iv) form of ownership or structure;

(B) Customer will not without the prior written consent of IBM Credit directly or indirectly, merge, consolidate, liquidate, dissolve or enter into or engage in any operation or activity materially different from that presently being conducted by Customer.

8.4 Guaranties. Subject to Customer having provided 30 day written notice, on a best efforts basis, Customer may, directly or indirectly, assume, guaranty, endorse, or otherwise become liable upon the obligations of any other Person, except (i) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (ii) by the giving of indemnities in connection with the sale of inventory or other asset dispositions permitted hereunder, (iii) for guaranties in favor of Customer’s Subsidiaries or Affiliates, and (iv) for guaranties in favor of IBM Credit.

8.5 Restricted Payments. Subject to Customer having provided 30 day written notice, on a best efforts basis, and provided that Customer remain in compliance with the financial covenants set forth in Attachment A, Section 4, Customer may, directly or indirectly: (i) declare or pay any dividend (other than dividends payable solely in common stock of Customer or membership interest if Customer is a limited liability company) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of capital stock of Customer or any warrants, options or rights to purchase any such capital stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Customer; or (ii) make any optional payment or prepayment on or redemption (including, without limitation, by making payments to a sinking or analogous fund) or repurchase of any Indebtedness (other than the Obligations).

8.6 Investments. Reserved

8.7 Affiliate/Subsidiary Transactions. Customer will not, directly or indirectly, enter into any transaction with any Affiliate or Subsidiary, including, without limitation, the purchase, sale or exchange of property or the rendering of any service to any Affiliate or Subsidiary of Customer except in the ordinary course of business and pursuant to the reasonable requirements of Customer's business upon fair and reasonable terms no less favorable to Customer than could be obtained in a comparable arm's-length transaction with an unaffiliated Person.

8.8 ERISA. Customer will not (i) terminate any Plan so as to incur a material liability to the PBGC, (ii) permit any "prohibited transaction" involving any Plan (other than a "multi-employer benefit plan") which would subject Customer to a material tax or penalty on "prohibited transactions" under the Code or ERISA, (iii) fail to pay to any Plan any contribution which they are obligated to pay under the terms of such Plan, if such failure would result in a material "accumulated funding deficiency", whether or not waived, (iv) allow or suffer to exist any occurrence of a "reportable event" or any other event or condition, which presents a material risk of termination by the PBGC of any Plan (other than a "multi-employer benefit plan"), or (v) fail to notify IBM Credit as required in Section 7.5. As used in this Agreement, the terms "accumulated funding deficiency" and "reportable event" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in

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the Code and ERISA. For purposes of this Section 8.8, the terms "material liability", "tax", "penalty", "accumulated funding deficiency" and "risk of termination" shall mean a liability, tax, penalty, accumulated funding deficiency or risk of termination which could reasonably be expected to have a Material Adverse Effect.

8.9   Additional Negative Pledges. Customer will not, directly or indirectly, create or otherwise cause or permit to exist or become effective any contractual obligation which may restrict or inhibit IBM Credit's rights or ability to sell or otherwise dispose of the Collateral or any part thereof after the occurrence and during the continuance of an Event of Default.

8.10 Storage of Collateral with Bailees and Warehousemen. Collateral shall not be stored with a bailee, warehouseman or similar party without the prior written consent of IBM Credit unless Customer will, concurrently with the delivery of such Collateral to such party, cause such party to, as required by IBM Credit, (i) enter into an agreement acknowledging that such party holds possession of Collateral (other than certificated securities and goods covered by a document) for the benefit of IBM Credit, or (ii) issue and deliver to IBM Credit, warehouse receipts in the name of IBM Credit evidencing the storage of such Collateral.

8.11 Accounts. Customer shall not permit or agree to any extension, compromise or settlement or make any change or modification of any kind or nature with respect to any Account, including any of the terms relating thereto, which would affect IBM Credit's ability to collect payment on any Account in whole or in part, except for such extensions, compromises or settlements made by Customer in the ordinary course of its business, provided, however, that the aggregate amount of such extensions, compromises or settlements does not exceed five percent (5%) of Customer's Accounts at any time.

8.12 Indebtedness. Customer will not create, incur, assume or permit to exist any Indebtedness, except for Permitted Indebtedness.

8.13 Loans. Reserved

8.14 Lockboxes and Special Accounts. Customer shall not have or maintain any Lockbox, Special Account or other Deposit Account with any bank except as provided in Section 3.3 of this Agreement.

Section 9. DEFAULT

9.1 Event of Default. Any one or more of the following events shall constitute an Event of Default by Customer under this Agreement and the Other Documents:

        (A) The failure to make timely payment of the Obligations or any part thereof when due and payable;

(B) Customer fails to comply with or observe any term, covenant or agreement contained in this Agreement or any of the Other Documents;

        (C) Any representation, warranty, statement, report or certificate made or delivered by or on behalf of Customer or any of its officers, employees or agents or by or on behalf of any guarantor to IBM Credit was false in any material respect at the time when made or deemed made;

(D) The occurrence of any event or circumstance which could reasonably be expected to have a Material Adverse Effect;

(E)  Customer, any Subsidiary or any guarantor shall generally not pay its debts as such debts become due, become or otherwise declare itself insolvent, file a voluntary petition for bankruptcy protection, have filed against it any involuntary bankruptcy petition, cease to do business as a going concern, make any assignment for the benefit of creditors, or a custodian, receiver, trustee, liquidator, administrator or person with similar powers shall be appointed for Customer, any Subsidiary or any

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guarantor or any of its respective Properties or have any of its respective Properties seized or attached, or take any action to authorize, or for the purpose of effectuating, the foregoing, provided, however, that Customer, any Subsidiary or any guarantor shall have a period of sixty (60) days within which to discharge any involuntary petition for bankruptcy or similar proceeding;

(F)  The use of any funds borrowed from IBM Credit under this Agreement for any purpose other than as provided in this Agreement;

(G)  The entry of any judgment against Customer or any guarantor in an amount in excess of the Threshold Amount and such judgment is not satisfied, dismissed, stayed or superseded by bond within sixty (60) days after the day of entry thereof (and in the event of a stay or supersede as bond, such judgment is not discharged within sixty (60) days after termination of any such stay or bond) or such judgment is not fully covered by insurance as to which the insurance company has acknowledged its obligation to pay such judgment in full;

(H) The dissolution or liquidation of Customer, any Subsidiary or any guarantor, or Customer or any guarantor or its directors or stockholders shall take any action to dissolve or liquidate Customer or any guarantor;

(I) Any "going concern" or like qualification or exception, or qualification arising out of the scope of an audit by an Auditor of its opinion relative to any Financial Statement delivered to IBM Credit under this Agreement;

(J) The issuance of a warrant of distress for any rent or taxes in an amount in excess of the Threshold Amount with respect to any premises occupied by Customer in or upon which the Collateral, or any part thereof, may at any time be situated and such warrant shall continue for a period of thirty (30) Business Days from the date such warrant is issued;

       (K) Customer suspends business;

(L) The occurrence of any event or condition that, with the passage of time or the giving of notice, or both, permits the holder of any Indebtedness arising in one or more related or unrelated transactions to accelerate the maturity thereof or the failure of Customer to pay when due any such Indebtedness;

(M) Any guaranty of any or all of Customer's Obligations executed by any guarantor in favor of IBM Credit, shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction or the validity or enforceability thereof shall be contested or denied by any such guarantor, or any such guarantor shall deny that it has any further liability or obligation thereunder or any such guarantor shall fail to comply with or observe any of the terms, provisions or conditions contained in any such guaranty;

(N) Customer is in default under the material terms of any of the Other Documents after the expiration of any applicable cure periods;

(O) There shall occur a "reportable event" with respect to any Plan, or any Plan shall be subject to termination proceedings (whether voluntary or involuntary) and there shall result from such "reportable event" or termination proceedings a liability of Customer to the PBGC which in the reasonable opinion of IBM Credit will have a Material Adverse Effect;

(P) Any "person" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) acquires a beneficial interest in 50% or more of the Voting Stock of Customer.

9.2 Cessation of Advances and Acceleration. Upon the occurrence and during the continuance of an Event of Default which has not been waived in writing by IBM Credit, IBM Credit may, in its sole discretion, take any or all of the following actions, without prejudice to any other rights it may have at law or under this Agreement to enforce its claims against Customer: (i) cease making Product Advances to

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Customer; (ii) declare all Obligations to be immediately due and payable (except with respect to any Event of Default set forth in Section 9.1(E) hereof, in which case all Obligations shall automatically become immediately due and payable without the necessity of any notice or other demand) without presentment, demand, protest or any other action or obligation of IBM Credit; and (iii) immediately terminate the Credit Line hereunder.

9.3 Remedies.

(A) Upon the occurrence and during the continuance of any Event of Default which has not been waived in writing by IBM Credit, IBM Credit may exercise all rights and remedies of a secured party under the U.C.C. Without limiting the generality of the foregoing, IBM Credit may: (i) remove from any premises where same may be located any and all documents, instruments, files and records (including the copying of any computer records), and any receptacles or cabinets containing same, relating to the Collateral, or IBM Credit may use (at the expense of Customer) such of the supplies or space of Customer at Customer's place of business or otherwise, as may be necessary to properly administer and control the Collateral or the handling of collections and realizations thereon; (ii) bring suit, in the name of Customer or IBM Credit and generally shall have all other rights respecting said Accounts, including without limitation the right to accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of Customer or IBM Credit; (iii) sell, assign and deliver the Accounts and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at IBM Credit's sole option and discretion, and IBM Credit may bid or become a purchaser at any such sale; and (iv) foreclose the security interests created pursuant to this Agreement by any available judicial procedure, or to take possession of any or all of the Collateral without judicial process and to enter any premises where any Collateral may be located for the purpose of taking possession of or removing the same.

(B) Upon the occurrence and during the continuance of any Event of Default which has not been waived in writing by IBM Credit, IBM Credit shall have the right to sell, lease, or otherwise dispose of all or any part of the Collateral, whether in its then condition or after further preparation or processing, in the name of Customer or IBM Credit, or in the name of such other party as IBM Credit may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as IBM Credit in its sole discretion may deem advisable, and IBM Credit shall have the right to purchase at any such sale. Until reduced to cash, IBM Credit shall have no obligation to reduce the Obligations by applying non-cash Proceeds of the disposition of Collateral. If IBM Credit, in its sole discretion determines that any of the Collateral requires rebuilding, repairing, maintenance or preparation, IBM Credit shall have the right, at its option, to do such of the aforesaid as it deems necessary for the purpose of putting such Collateral in such saleable form as IBM Credit shall deem appropriate. Customer hereby agrees that any disposition by IBM Credit of any Collateral pursuant to and in accordance with the terms of a repurchase agreement between IBM Credit and the manufacturer or any supplier (including any Authorized Supplier) of such Collateral constitutes a commercially reasonable sale. Customer agrees, at the request of IBM Credit, to assemble the Collateral and to make it available to IBM Credit at places which IBM Credit shall select, whether at the premises of Customer or elsewhere, and to make available to IBM Credit the premises and facilities of Customer for the purpose of IBM Credit's taking possession of, removing or putting such Collateral in saleable form. If notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) Business Days notice shall constitute reasonable notification.

(C) Unless expressly prohibited by the licensor thereof, if any, IBM Credit is hereby granted, upon the occurrence and during the continuance of any Event of Default which has not been waived in writing by IBM Credit, an irrevocable, non-exclusive license to use, assign, license or sublicense all computer software programs, data bases, processes and materials used by Customer in its businesses or in connection with any of the Collateral.

(D) The net cash Proceeds resulting from IBM Credit's exercise of any of the foregoing rights (after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied by IBM Credit to the payment of Customer's Obligations, whether due or to become due, in such order as IBM

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Credit may in it sole discretion elect. Customer shall remain liable to IBM Credit for any deficiencies, and IBM Credit in turn agrees to remit to Customer or its successors or assigns, any surplus resulting therefrom.

(E) The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right or remedy by IBM Credit shall not preclude the exercise of any other rights, all of which shall be cumulative.

9.4 Waiver If IBM Credit seeks to take possession of any of the Collateral by any court process Customer hereby irrevocably waives to the extent permitted by applicable law any bonds, surety and security relating thereto required by any statute, court rule or otherwise as an incident to such possession and any demand for possession of the Collateral prior to the commencement of any suit or action to recover possession thereof. In addition, Customer waives to the extent permitted by applicable law all rights of set-off it may have against IBM Credit. Customer further waives to the extent permitted by applicable law presentment, demand and protest, and notices of non-payment, non-performance, any right of contribution, dishonor, and any other demands, and notices required by law.

Section 10. MISCELLANEOUS

10.1           Term; Termination.

(A) This Agreement shall remain in force until the earlier of (i) the Termination Date, (ii) the date specified in a written notice by Customer that they intend to terminate this Agreement which date shall be no less than ninety (90) days following the receipt by IBM Credit of such written notice, and (iii) termination by IBM Credit after the occurrence and during the continuance of an Event of Default. Upon the date that this Agreement is terminated, all of Customer’s Obligations shall be immediately due and payable in their entirety, notwithstanding any other provisions of this Agreement.

       (B) Until the indefeasible payment in full of all of Customer's Obligations, no termination of this Agreement or any of the Other Documents shall in any way affect or impair (i) Customer's Obligations to IBM Credit including, without limitation, any transaction or event occurring prior to and after such termination, or (ii) IBM Credit's rights hereunder, including, without limitation, IBM Credit's security interest in the Collateral. Notwithstanding Customer’s indefeasible payment in full of all of Customer’s Obligations, Customer agrees that IBM Credit shall not terminate its rights in the Collateral by the execution of any UCC termination statements until such time that Bank discharges and releases IBM Credit from Bank’s right to demand reimbursement and/or indemnification from IBM Credit. On and after a Termination Date IBM Credit may, but shall not be obligated to, upon the request of Customer, continue to provide Advances hereunder.

10.2 Indemnification. Customer hereby agrees to indemnify and hold harmless IBM Credit and each of its officers, directors, agents and assigns (collectively, the "Indemnified Persons") against all losses, claims, damages, liabilities or other expenses (including reasonable attorneys' fees and court costs now or hereinafter arising from the enforcement of this Agreement, the "Losses") to which any of them may become subject insofar as such Losses arise out of or are based upon any event, circumstance or condition (i) occurring or existing on or before the date of this Agreement relating to any financing arrangements IBM Credit may from time to time have with (a) Customer, (b) any Person that shall be acquired by Customer or (c) any Person that Customer may acquire all or substantially all of the assets of, or (ii) directly or indirectly, relating to the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby or thereby or to any of the Collateral or to any act or omission of Customer in connection therewith. Notwithstanding the foregoing, Customer shall not be obligated to indemnify IBM Credit for any Losses incurred by IBM Credit which are a result of IBM Credit's gross negligence or willful misconduct. The indemnity provided herein shall survive the termination of this Agreement.

10.3 Additional Obligations. IBM Credit, without waiving or releasing any Obligation or Default of Customer, may perform any Obligations of Customer that Customer shall fail or refuse to perform and

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IBM Credit may, at any time or times hereafter, but shall be under no obligation to do so, pay, acquire or accept any assignment of any security interest, lien, encumbrance or claim against the Collateral asserted by any person. All sums paid by IBM Credit in performing in satisfaction or on account of the foregoing and any expenses, including reasonable attorney's fees, court costs, and other charges relating thereto, shall be a part of the Obligations, payable on demand and secured by the Collateral.

10.4 LIMITATION OF LIABILITY. NEITHER IBM CREDIT NOR ANY OTHER INDEMNIFIED PERSON SHALL HAVE ANY LIABILITY WITH RESPECT TO ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES SUFFERED BY CUSTOMER IN CONNECTION WITH THIS AGREEMENT, ANY OTHER AGREEMENT, ANY DELAY, OMISSION OR ERROR IN THE ELECTRONIC TRANSMISSION OR RECEIPT OF ANY E-DOCUMENT, OR ANY CLAIMS IN ANY MANNER RELATED THERETO. NOR SHALL IBM CREDIT OR ANY OTHER INDEMNIFIED PERSON HAVE ANY LIABILITY TO CUSTOMER OR ANY OTHER PERSON FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY IT OR THEM HEREUNDER, EXCEPT FOR ITS OR THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IN THE EVENT CUSTOMER REQUESTS IBM CREDIT TO EFFECT A WITHDRAWAL OR DEBIT OF FUNDS FROM AN ACCOUNT OF CUSTOMER, THEN IN NO EVENT SHALL IBM CREDIT BE LIABLE FOR ANY AMOUNT IN EXCESS OF ANY AMOUNT INCORRECTLY DEBITED, EXCEPT IN THE EVENT OF IBM CREDIT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. NO PARTY SHALL BE LIABLE FOR ANY FAILURE TO PERFORM ITS OBLIGATIONS IN CONNECTION WITH ANY E-DOCUMENT, WHERE SUCH FAILURE RESULTS FROM ANY ACT OF GOD OR OTHER CAUSE BEYOND SUCH PARTY'S REASONABLE CONTROL (INCLUDING, WITHOUT LIMITATION, ANY MECHANICAL, ELECTRONIC OR COMMUNICATIONS FAILURE) WHICH PREVENTS SUCH PARTY FROM TRANSMITTING OR RECEIVING E-DOCUMENTS.

10.5 Alteration/Waiver. This Agreement and the Other Documents may not be altered or amended except by an agreement in writing signed by Customer and by IBM Credit. No delay or omission of IBM Credit to exercise any right or remedy hereunder, whether before or after the occurrence of any Event of Default, shall impair any such right or remedy or shall operate as a waiver thereof or as a waiver of any such Event of Default. In the event that IBM Credit at any time or from time to time dispenses with any one or more of the requirements specified in this Agreement or any of the Other Documents, such dispensation may be revoked by IBM Credit at any time and shall not be deemed to constitute a waiver of any such requirement subsequent thereto. IBM Credit's failure at any time or times to require strict compliance and performance by Customer of any undertakings, agreements, covenants, warranties and representations of this Agreement or any of the Other Documents shall not waive, affect or diminish any right of IBM Credit thereafter to demand strict compliance and performance thereof. Any waiver by IBM Credit of any Default by Customer under this Agreement or any of the Other Documents shall not waive or affect any other Default by Customer under this Agreement or any of the Other Documents, whether such Default is prior or subsequent to such other Default and whether of the same or a different type. None of the undertakings, agreements, warranties, covenants, and representations of Customer contained in this Agreement or the Other Documents and no Default by Customer shall be deemed waived by IBM Credit unless such waiver is in writing signed by an authorized representative of IBM Credit.

10.6 Severability. If any provision of this Agreement or the Other Documents or the application thereof to any Person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the Other Documents and the application of such provision to other Persons or circumstances will not be affected thereby, the provisions of this Agreement and the Other Documents being severable in any such instance.

10.7 One Loan. All Advances heretofore, now or at any time or times hereafter made by IBM Credit to Customer under this Agreement or the Other Documents shall constitute one loan secured by IBM Credit's security interests in the Collateral and by all other security interests, liens and encumbrances heretofore, now or from time to time hereafter granted by Customer to IBM Credit or any assignor of IBM Credit.

10.8 Additional Collateral. All monies, reserves and Proceeds received or collected by IBM Credit with respect to other property of Customer in possession of IBM Credit at any time or times hereafter are hereby pledged by Customer to IBM Credit as security for the payment of Customer's Obligations and

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shall be applied promptly by IBM Credit on account of Customer's Obligations; provided, however, IBM Credit may release to Customer such portions of such monies, reserves and Proceeds as IBM Credit may from time to time determine, in its sole discretion.

10.9           No Merger or Novations.

(A) Notwithstanding anything contained in any document to the contrary, it is understood and agreed by Customer and IBM Credit that the claims of IBM Credit arising hereunder and existing as of the date hereof constitute continuing claims arising out of the Obligations of Customer under the Financing Agreement and any Other Documents. Customer acknowledges and agrees that such Obligations outstanding as of the date hereof have not been satisfied or discharged and that this Agreement is not intended to effect a novation of Customer's Obligations under the Financing Agreement or any Other Documents.

(B) Neither the obtaining of any judgment nor the exercise of any power of seizure or sale shall operate to extinguish the Obligations of Customer to IBM Credit secured by this Agreement and shall not operate as a merger of any covenant in this Agreement, and the acceptance of any payment or alternate security shall not constitute or create a novation and the obtaining of a judgment or judgments under a covenant herein contained shall not operate as a merger of that covenant or affect IBM Credit's rights under this Agreement.

10.10 Paragraph Titles. The Section titles used in this Agreement and the Other Documents are for convenience only and do not define or limit the contents of any Section.

10.11 Binding Effect; Assignment. This Agreement and the Other Documents shall be binding upon and inure to the benefit of IBM Credit and Customer and their respective successors and assigns; provided, that Customer shall have no right to assign this Agreement or any of the Other Documents without the prior written consent of IBM Credit. This Agreement is intended solely for the benefit of IBM Credit, Customer and their permitted successors and assigns. No other person shall receive any benefit or right in or under this Agreement.

10.12 Notices; E-Business Acknowledgment.

(A) Except as otherwise expressly provided in this Agreement, any notice required or desired to be served, given or delivered hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered (i) upon receipt if deposited in the United States mails, first class mail, with proper postage prepaid, (ii) upon receipt of confirmation or answerback if sent by telecopy, or other similar facsimile transmission, (iii) one Business Day after deposit with a reputable overnight courier with all charges prepaid, or (iv) when delivered, if hand-delivered by messenger, all of which shall be properly addressed to the party to be notified and sent to the address or number indicated as follows:

(a) If to IBM Credit at:                                                               (b) If to Customer at:

IBM Credit LLC                                                              En Pointe Technologies Sales, Inc.
4111 Northside Parkway                                               18701 S. Figueroa Street
Atlanta, GA 30327                                                          Gardena, CA 90248-4506
Attention: Credit Manager, Stanton Clark                  Attention: Javed Latif, CFO
Facsimile: 404 238-3448                                                   Facsimile: (310) 258-2324
or to such other address or number as each party designates to the other in the manner prescribed herein.

(B)   (i) Each party may electronically transmit to or receive from the other party certain documents set forth in Attachment I ("E-Documents") via the Internet or electronic data interchange ("EDI"). All E-Documents duly sent by a party in accordance with this Agreement and received by the other party, shall constitute a record authenticated by the sender. Any transmission of data which is not an E-Document shall have no force or effect between the parties. EDI transmissions may be sent directly or through any

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third party service provider ("Provider") with which either party may contract. Each party shall be liable for the acts or omissions of its Provider while handling E-Documents for such party, provided, that if both parties use the same Provider, the originating party shall be liable for the acts or omissions of such Provider as to such E-Document. Some information to be made available to Customer will be specific to Customer and will require Customer's registration with IBM Credit before access is provided. After IBM Credit has approved the registration submitted by Customer, IBM Credit shall provide an ID and password(s) to an individual designated by Customer ("Customer Recipient"). Customer accepts responsibility for the designated individual's distribution of the ID and password(s) within its organization and Customer will take reasonable measures to ensure that passwords are not shared or disclosed to unauthorized individuals. Customer will conduct an annual review of all IDs and passwords to ensure they are accurate and properly authorized. IBM CREDIT MAY CHANGE OR DISCONTINUE USE OF AN ID OR PASSWORD AT ITS DISCRETION AT ANY TIME. E-Documents shall not be deemed to have been properly received, and no E-Document shall give rise to any obligation, until accessible to the receiving party at such party's receipt computer at the address specified herein. Upon proper receipt of an E-Document, the receiving party shall promptly transmit a functional acknowledgment in return. A functional acknowledgment shall constitute conclusive evidence that an E-Document has been properly received. If any transmitted E-Document is received in an unintelligible or garbled form, the receiving party shall promptly notify the originating party in a reasonable manner. In the absence of such a notice, the originating party's records of the contents of such E-Document shall control.

(ii) Each party shall use those security procedures which are reasonably sufficient to ensure that all transmissions of E-Documents are authorized and to protect its business records and data from improper access. Any E-Document received pursuant to this Section 10.12 shall have the same effect as if the contents of the E-Document had been sent in paper rather than electronic form. The conduct of the parties pursuant to this Section 10.12 shall, for all legal purposes, evidence a course of dealing and a course of performance accepted by the parties. The parties agree not to contest the validity or enforceability of E-Documents under the provisions of any applicable law relating to whether certain agreements are to be in writing or signed by the party to be bound thereby. The parties agree, as to any E-Document accompanied by Customer's ID, that IBM Credit can reasonably rely on the fact that such E-Document is properly authorized by Customer. E-Documents, if introduced as evidence on paper in any judicial, arbitration, mediation or administrative proceedings, will be admissible as between the parties to the same extent and under the same conditions as other business records originated and maintained in documentary form. Neither party shall contest the admissibility of copies of E-Documents under either the business records exception to the hearsay rule or the best evidence rule on the basis that the E-Documents were not originated or maintained in documentary form.

CUSTOMER RECIPIENT INFORMATION for Internet transmissions:

(PLEASE PRINT)
Name of Customer's Designated Central Contact Authorized to Receive IDs and Passwords:
Javed Latif
e-mail Address: jlatif@enpointe.com
Phone Number: (310) 337-5212

10.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

10.14 Attachment A Modifications. IBM Credit may modify the Collateral Insurance Amount set forth in Attachment A from time to time by providing Customer with a new Attachment A. Any such new Attachment A shall be effective as of the date specified in the new Attachment A.

10.15 SUBMISSION AND CONSENT TO JURISDICTION AND CHOICE OF LAW. TO INDUCE IBM CREDIT TO ACCEPT THIS AGREEMENT AND THE OTHER DOCUMENTS, THE CUSTOMER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

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(A) SUBMITS ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND ANY OF THE OTHER DOCUMENTS, OR FOR THE RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND ANY FEDERAL DISTRICT COURT IN NEW YORK.

(B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREINAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME.

(C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO CUSTOMER AT ITS ADDRESS SET FORTH IN SECTION 10.12 OR AT SUCH OTHER ADDRESS OF WHICH IBM CREDIT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

(D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

(E)  AGREES THAT THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND ANY OF THE OTHER DOCUMENTS SHALL BE GOVERNED BY THE LAWS (WITHOUT GIVING EFFECT TO CONFLICT OF LAW PROVISIONS) OF THE STATE OF NEW YORK.

10.16 JURY TRIAL WAIVER. EACH OF IBM CREDIT AND THE CUSTOMER HEREBY IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING ANY COUNTERCLAIM) OF ANY TYPE IN WHICH IBM CREDIT AND THE CUSTOMER ARE PARTIES AS TO ALL MATTERS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT OR ANY DOCUMENT, INSTRUMENT OR AGREEMENT EXECUTED IN CONNECTION HEREWITH.

IN WITNESS WHEREOF, Customer has read this entire Agreement, and has caused its authorized representatives to execute this Agreement and has caused its corporate seal, if any, to be affixed hereto as of the date first written above.

IBM Credit LLC

By:
/s/ Robert Gasiorowski

Print Name:  Robert Gasiorowski
Title:  Regional Credit Officer

En Pointe Technologies Sales, Inc.

By:
/s/ Javed Latif
Print Name:  Javed Latif
Title:   CFO

En Pointe Technologies Sales, Inc AIFAR                                                                Page 33 of 55                        March 10, 2008

Attachment A (“Attachment A")TO
AGREEMENT FOR INVENTORY FINANCING
DATED March 18, 2008

EFFECTIVE DATE OF THIS ATTACHMENT A: March 18, 2008

Section 1: CUSTOMER/LOAN PARTIES:

(A) CUSTOMER: En Pointe Technologies Sales, Inc.

Customer’s Organization No. (Assigned by State of Organization):  2772959

Section 2: FEES, RATES AND REPAYMENT TERMS:
(A) Credit Line: Twenty-Five Million Dollars ($ 25,000,000.00);
(B) Borrowing Base:

90% of the amount of the Customer's Eligible Accounts as of the date of determination as reflected in the Customer's most recent Collateral Management Report;

100% of the Customer's inventory in the Customer's possession as of the date of determination as reflected in the Customer's most recent Collateral Management Report constituting Products (other than service parts) financed through a Product Advance by IBM Credit, so long as (i) IBM Credit has a first priority security interest in such Products; (ii) such Products are in new and unopened boxes, and (iii) the invoice date reflecting the sale of such Products by Authorized Supplier is not greater than one hundred eighty (180) days prior to the date of determination. The value to be assigned to such inventory shall be based upon the Authorized Supplier's invoice price to Customer for Products net of all applicable price reduction credits.

(C) Collateral Insurance Amount: Twenty-Five Million Dollars ($ 25,000,000.00);
(D) Delinquency Fee Rate: Prime Rate plus 6.500%
(E)  Shortfall Transaction Fee: Shortfall Amount multiplied by 0.30%
(F)  Free Financing Period: As provided for by the Authorized Supplier:

Tech Data Corporation
(i)           75 days from invoice date on IBM xSeries (includes Blades) and Storage;
(ii)           75 days from invoice date on Leonovo Product;
(iii)        60 days from invoice date on software (new and reinstated)
(iv)        45 days from invoice on all other product.

Ingram Micro Inc. and Synnex Corporation
(i)           45 days from invoice date on IBM xSeries (includes Blades) and Storage;
(ii)           45 days from invoice date on software (new and reinstated);
(iii)        45 days from invoice on all other product.

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International Business Machines
(i)           45 days from invoice date on IBM xSeries (includes Blades) and Storage;
(ii)           45 days from invoice date on software (new and reinstated).

Lenovo (United States) Inc.
(i)           45 days from invoice date on Lenovo product.

Avnet, Inc.
(i)           45 days from invoice on all product.

(G) Free Financing Period Exclusion Fee: For each Product Advance made by IBM Credit pursuant to Customer's financing plan where there is no Free Financing Period associated with such Product Advance there will be a fee equal to the Free Financing Period Exclusion Fee. For a 30 day payment plan when Prime Rate is 8% the Free Financing Period Exclusion Fee is 1.08% of the invoice amount. This fee will vary by .0125% with each .25% change in Prime Rate (e.g. Prime Rate of 7.25%, the charge is 1.0425% of the invoice amount). The fee accrues as of the Date of Note and is payable as stated in the billing Statement.

(H) Other Charges:
(i)       Application Processing Fee:                                                                $ N/A
(ii)      Monthly Service Fee:                                                            $ N/A
(iii)     Closing Fee:                                                                    $ N/A
(iv)     Commitment Fee:                                                               $ N/A

Section 3: BANK ACCOUNT

Customer's Lockbox(es) and Special Account(s) will be maintained at the following Bank(s):

Name of Bank:
Address:

Phone:
Lockbox Address:
Special Account #:

Name of Bank:
Address:

Phone:
Lockbox Address:
Special Account #:

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Name of Bank:
Address:

Phone:
Lockbox Address:
Special Account #:

Name of Bank:
Address:

Phone:
Lockbox Address:
Special Account #:

Section 4: FINANCIAL COVENANTS:

(A) Definitions: The following terms shall have the following respective meanings in this Attachment. All amounts shall be determined in accordance with generally accepted accounting principles (GAAP).

“Consolidated Net Income” shall mean, for any period, the net income (or loss), after taxes, of En Pointe Technologies, Inc. on a consolidated basis for such period determined in accordance with GAAP.

“Current” shall mean within the ongoing twelve month period.

“Current Assets” shall mean assets that are cash or expected to become cash within the ongoing twelve months.

“Current Liabilities” shall mean payment obligations resulting from past or current transactions that require settlement within the ongoing twelve month period. All indebtedness to IBM Credit shall be considered a Current Liability for purposes of determining compliance with the Financial Covenants.

“Current Tangible Assets”: shall mean En Pointe Technologies, Inc.’s current assets less, to the extent otherwise included therein, all Intangibles.

“Debt” shall mean all of En Pointe Technologies, Inc.’s liabilities and indebtedness for borrowed money of any kind and nature whatsoever, whether direct or indirect, absolute or contingent, and including obligations under capitalized leases, guaranties, or with respect to which En Pointe Technologies, Inc. has pledged assets to secure performance, whether or not direct recourse liability has been assumed by En Pointe Technologies, Inc.;

“EBITDA” shall mean net operating income plus depreciation and amortization plus other income as reflected on En Pointe Technologies, Inc. quarterly consolidated financial statements that have been prepared according to GAAP (“GAAP”).

“Fixed Charges” shall mean, for any period, an amount equal to the sum, without duplication, of the amounts for such as determined for the En Pointe Technologies, Inc. on a consolidated basis, of (i) scheduled repayments of principal of all Indebtedness (as reduced by repayments thereon previously made), (ii) Interest Expense, (iii) capital expenditures (iv) dividends, (v) leasehold improvement expenditures and (vi) all provisions for U.S. and non U.S. Federal, state and local taxes.

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“Fixed Charge Coverage Ratio” shall mean the ratio as of the last day of any fiscal period of (i) EBITDA as of the last day of such fiscal period to (ii) Fixed Charges.

“Funded Debt”: shall mean the sum of the following, without duplication (1) Customer’s outstanding principal and interest indebtedness to GE Commercial excluding the principal outstanding under Customer’s inventory floorplan credit facility and, (2) En Pointe Technologies, Inc.’s aggregate outstanding principal balance of all other indebtedness for borrowed money, including, without limitation, the amount which would have been the aggregate cost of all property leased pursuant to a capital lease if such property would have been purchased rather than leased, but, excluding, (3) Subordinated Debt, and (4) that portion of the outstanding principal balance of En Pointe Technologies, Inc. Pakistan affiliates' indebtedness for borrowed money up to the amount of such affiliates' interest bearing assets.

“GE Commercial”: shall mean GE Commercial Distribution Finance Corporation.

“Intangibles”: shall mean and include general intangibles; software (purchased or developed in-house); accounts receivable; advances due from officers, directors, employees, stockholders, members, owners and affiliates; leasehold improvements net of depreciation; licenses; good will; prepaid expenses; escrow deposits; covenants not to compete; the excess of cost over book value of acquired assets; franchise fees; organizational costs; finance reserves held for recourse obligations; capitalized research and development costs; the capitalized cost of patents, trademarks, service marks and copyrights net of amortization.

“Interest Expense” shall mean, for any period, the aggregate consolidated interest expense of En Pointe Technologies, Inc. during such period in respect of Indebtedness determined on a consolidated basis in accordance with GAAP, including, without limitation, amortization of original issue discount on any Indebtedness and of all fees payable in connection with the incurrence of such Indebtedness (to the extent included in interest expense), the interest portion of any deferred payment obligation and the interest component of any capital lease obligations.

“Long Term” shall mean beyond the ongoing twelve month period.

“Long Term Assets” shall mean assets that take longer than a year to be converted to cash. They are divided into four categories: tangible assets, investments, intangibles and other.

“Long Term Debt” shall mean payment obligations of indebtedness which mature more than twelve months from the date of determination, or mature within twelve months from such date but are renewable or extendible at the option of the debtor to a date more than twelve months from the date of determination.

“Net Profit after Tax” shall mean Revenue plus all other income, minus all costs, including applicable taxes.

“Revenue” shall mean the monetary expression of the aggregate of products or services transferred by an enterprise to its customers for which said customers have paid or are obligated to pay, plus other income as allowed.

“Subordinated Debt” shall mean all of En Pointe Technologies, Inc.’s Debt which is subordinated to the payment of En Pointe Technologies, Inc.’s liabilities to GE Commercial Distribution Finance Corporation by an agreement in form and substance satisfactory to GE Commercial Distribution Finance Corporation;

“Tangible Net Worth”: shall mean the book value of En Pointe Technologies, Inc.’s assets less liabilities excluding from such assets all Intangibles.

“Total Assets” shall mean the total of Current Assets and Long Term Assets.

En Pointe Technologies Sales, Inc AIFAR                                                                Page 37 of 55                        March 10, 2008

“Total Liabilities” shall mean the Current Liabilities and Long Term Debt less Subordinated Debt, resulting from past or current transactions, that require settlement in the future.

“Total Net Worth” (the amount of owner's or stockholder's ownership in an enterprise) is equal to Total Assets minus Total Liabilities.

“Working Capital” shall mean Current Assets minus Current Liabilities.

(B) En Pointe Technologies, Inc. will be required to maintain the following financial ratios, percentages and amounts as of the last day of the fiscal period under review by IBM Credit:

Covenant                                                                                                                   Covenant Requirement

(i)           The total of all Subordinated Debt and
Tangible Net Worth Equal to or Greater than                                                                                                        $12,250,000.00

(ii)           Funded Debt/EBITDA                                                                                               Less than or Equal to 3.5 : 1.0

ADDITIONAL CONDITIONS PRECEDENT PURSUANT TO SECTION 5.1(L) OF THE AGREEMENT:

(i)   Executed Contingent Blocked Account Amendment;
(ii)  Executed Collateralized Guaranty of En Pointe Technologies, Inc;
(iii) Fiscal year-end financial statements of En Pointe Technologies, Inc. as of end of En Pointe Technologies, Inc.’s prior fiscal year audited by an independent certified public accountant;
(iv) A Certificate of Location of Collateral whereby the Customer certifies where Customer presently keeps or sells inventory, equipment and other tangible Collateral;
(v)  Subordination or Intercreditor Agreements from all creditors having a lien which is superior to IBM Credit in any assets that IBM Credit relies on to satisfy Customer's obligations to IBM Credit.
(vi) Listing of all creditors providing accounts receivable financing to Customer;
(vii) A Collateral Management Report in the form of Attachment E as of the Closing Date;
(viii) A Compliance Certificate in the form of Attachment C as to Customer's compliance with the financial covenants set forth in Attachment A as of the last fiscal month of Customer for which financial statements have been published;
(ix) An Opinion of Counsel substantially in the form and substance of Attachment G whereby the Customer's counsel states his or her opinion about the execution, delivery and performance of the Agreement and other documents by the Customer;
(x) A Corporate Secretary's Certificate substantially in the form and substance of Attachment H certifying to, among other items, the resolutions of Customer's Board of Directors authorizing borrowing by Customer;
(xi) Termination or release of Uniform Commercial Code filing by another creditor as required by IBM Credit other than those Uniform Commercial Code filings that are the subject of an Intercreditor Agreement;
(xii) A copy of an all-risk insurance certificate pursuant to Section 7.8(B) of the Agreement;

En Pointe Technologies Sales, Inc AIFAR                        Page 38 of 55                        March 10, 2008

Attachment  B  (“Attachment  B”)TO
AGREEMENT  FOR  INVENTORY  FINANCING

Customer:  En   Pointe   Technologies   Sales,  Inc.

Liens:  Those of  record

Section  1:  Locations  of  Offices,  Records  and  Inventory:

    Principal  Place  of  Business  and  Chief  Executive   Office:

    18701  S. Figueroa  Street
    Gardena, CA  90248-4506

Locations  of  Assets,  Inventory  and  Equipment  (including  warehouses):

Location                                    Leased  (Y/N)
    Rancho  Cucamonga, CA                              Y
    Gardena,  CA                                   Y
    all sales  offices in  various  states                       Y

    Section   2:  Fictitious   Names:

Section   3:  Organization:

(A)  Subsidiaries:

	State of	Chief
Name	Organization	Executive Offices	% Owned

(B)  Affiliates:

	State of	Chief
Name	Organization	Executive Offices	Capacity

Section  4:  Judgments  or  Litigation:

VIACOM INTERNATIONAL INC., Third-Party Plaintiff v. EN POINTE TECHNOLOGIES SALES, INC., Third-Party Defendant., UNITED STATES DISTRICT COURT SOUTHERN DISTRICT OF NEW   YORK,  Docket  No.  07  CIV   9523  (RMB)
SCRIPTLOGIC   CORPORATION,  Plaintiff,  v.  EN   POINTE   TECHNOLOGIES   SALES   INC., Defendant,  CIVIL  COUNTY   COURT  OF  DALLAS   COUNTY,  TEXAS,  No.  CC-06-10527-C

Section  5:  Environmental Matters:
En   Pointe   Technologies   Sales,  Inc   AIFAR                        Page  39  of  55                        March  10,  2008

Section   6:  Indebtedness:

If  Applicable:

Section   7:  Copyrights:

Section   8:  Patents:

Section   9:  Pledged   Interests:

Section   10:  Trademarks:

Section  11: Securities  and  Commodities:

En  Pointe  Technologies  Sales,  Inc  AIFAR                                                                Page  40  of  55                        March  10,  2008

Attachment C (“Attachment C”)TO AGREEMENT FOR INVENTORY FINANCING

COMPLIANCE CERTIFICATE

TO:       IBM CREDIT LLC
4111 Northside Parkway Atlanta, GA 30327

The undersigned authorized officers of En Pointe Tech ("Customer"), hereby certify on behalf of the Customer, with respect to the Agreement for Inventory Financing executed by and between Customer and IBM Credit LLC ("IBM Credit") on 18th March, 2008, as amended from time to time (the "Agreement"), that (A) En Pointe Technologies, Inc. has been in compliance for the period from _________________ , 20__ to ___________, 20__ with the financial covenants set forth in Attachment A to the Agreement, as demonstrated below, and (B) no Default has occurred and is continuing as of the date hereof, except, in either case, as set forth below. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement.

(A) Financial Covenants:

Covenant                                                      Covenant Requirement                                                                Covenant Actual

(i) Total Subordinated Debt
and Tangible Net Worth                                                      Equal to or Greater than $12,250,000.00

(ii) Funded Debt/EBITDA                                                      Less than or Equal to 3.5 : 1.0

Attached hereto are Financial Statements as of and for the end of the fiscal 9/30/2007 ended on the applicable date, as required by Section 7.1 of the Agreement.

The transmission of this fully executed original Compliance Certificate by facsimile or other electronic means (including e-mail in portable document format) shall be deemed to be an original and will be admissible as between Customer and IBM Credit in any judicial, arbitration, mediation or administrative proceedings to the same extent as any other original document and/or business record. In the event IBM Credit is not provided with a hard-copy original of this Compliance Certificate, Customer shall keep the hard-copy original as part of its business records for a period of not less than five (5) years.

Submitted by:

En Pointe Technologies Sales, Inc.

By:

/s/ Javed Latif

Print Name: Javed Latif

Title:  CFO

En Pointe Technologies Sales, Inc AIFAR                        Page 41 of 55                        March 10, 2008

Attachment D (“Attachment D”)TO
AGREEMENT FOR INVENTORY FINANCING

Customer:    En Pointe Technologies Sales, Inc.

AUTHORIZED SUPPLIERS

Tech Data Corporation
Ingram Micro Inc.
Synnex Corporation
International Business Machines
Lenovo (United States) Inc.
Avnet, Inc.

En Pointe Technologies Sales, Inc AIFAR                        Page 42 of 55                        March 10, 2008

Attachment E (“Attachment E”)TO
AGREEMENT FOR INVENTORY FINANCING

En Pointe Technologies Sales, Inc.
Collateral Management Report (CMR)
Accounts as of: ________________, 2008

COLLATERAL STATUS:

		Other Values	Gross Collateral	Advance %___________	Net Collateral
1	Previously assogmed A/R balance:
(previous CMR line 4) Date:__/__/__
2	Additions to A/R (2A+B):
a) New Billings
b) Adjustments
3	Deductions from A/R (3A+B+C):
a) Cash Receipts
b) Credits
c) Adjustments
4	New Assigned A/R balance (1+2-3):
5	A/R Aging Report (Date: __/__/__)
	New Assigned A/R Balance and A/R Aging Report (Lines	4 and 5) must equal **
6	Less Adjustments:
a) Unapplied Cash
b) Other
7	Adjusted assigned A/R balance (4-6):
8	Less Ineligible A/R:
a) A/R Over 90 Days
b) 50% Rule
c) Contra Accts (A/P offsets)
d) Other
e)
f)
g)
h)
9	Total Eligible A/R Collateral: (Line 7 -
Line 8 X Advance Rate)
10	Other A/R Collateral:
a)
b)
11	Inventory Collateral:
a) IBM Credit Financed Eligible Inventory
b)_____________________________
c)_____________________________
12	Other Collateral:
a)_____________________________
b)_____________________________
c)_____________________________
d)_____________________________
13	Total Net Eligible Collateral (9+10+11+12)

En Pointe Technologies Sales, Inc AIFAR                        Page 43 of 55                        March 10, 2008

LOAN STATUS

		Other Values	Gross Collateral	Advance %___________	Net Collateral
1	Net IBM Credit Outstandings
[1a)-[b)+c)+d)+e)+f)+g)+h)+i)]+j)]
a) Gross IBM Credit Outstandings (RFS):
Less:
b) Suspense
c) Disputes
d) In Transit (__ Days) Credits
e) QSL / QSA
f)_________________________
g)_________________________
h)_________________________
i)_________________________
Plus:
j)_________________________
2	Funds in Lockbox [2a)+b)]
a) Cleared Funds (transferred not posted)
b) Unavailable Funds (float)
Loan Balance [Line 1 – Line 2]
3	Collateral Excess / Shortfall:
4	[Collateral Line 13 - Loan Line 3]
(Loan balance available)
Advances from IBM Credit to Customer
5	[5a)+b)+c)]
a) Cash Advances from Lockbox
b) Cash Advances from IBM Credit $0
c) WCO Cash Advance
6	New Adjusted O/S Balance (3+5) Remaining Credit
7	Line Availability (Collateral Line 13 - Loan Line 6)
8	WCO Payment Advance

The transmission of this fully executed original Collateral Management Report by facsimile or other electronic means (including e-mail in portable document format) shall be deemed to be an original and will be admissible as between Customer and IBM Credit in any judicial, arbitration, mediation or administrative proceedings to the same extent as any other original document and/or business record. In the event IBM Credit is not provided with a hard-copy original of this Collateral Management Report, Customer shall keep the hard-copy original as part of its business records for a period of not less than five (5) years.

Signatures:

_____________________________________________________________
Authorized Customer Signature                                                                    (Date)

_____________________________________________________________

IBM Credit LLC                                                                     (Date)

The above officer or delegated individual of  ___________________ certifies that he or she is authorized to provide this information on behalf of ______________________________________and agrees that to the best of his or her knowledge the information is accurate.

En Pointe Technologies Sales, Inc AIFAR                        Page 44 of 55                        March 10, 2008

Attachment F (“Attachment F”)TO
AGREEMENT FOR INVENTORY FINANCING

CERTIFICATE OF LOCATION OF COLLATERAL

The  undersigned,  the ______________________________________ (insert  title  of  office  held)   of  __________________________________________
("Customer"), hereby certifies with reference to the Agreement for Inventory Financing dated March __, 2008, between Customer and IBM Credit LLC as follows:

The following are all the locations where Customer presently keeps or sells inventory, equipment or other tangible Collateral:

LOCATION                                                      LEASE (YES/NO)

The transmission of this fully executed original Certificate of Location of Collateral by facsimile or other electronic means (including e-mail in portable document format) shall be deemed to be an original and will be admissible as between Customer and IBM Credit in any judicial, arbitration, mediation or administrative proceedings to the same extent as any other original document and/or business record. In the event IBM Credit is not provided with a hard-copy original of this Certificate of Location of Collateral, Customer shall keep the hard-copy original as part of its business records for a period of not less than five (5) years.

IN WITNESS WHEREOF, I have hereunto set my hand this __ day of March, 2008.

En Pointe Technologies Sales, Inc.

By:

__________________________________

Print Name:  ___________________________

Title:  ________________________________

En Pointe Technologies Sales, Inc AIFAR                        Page 45 of 55                        March 10, 2008

Attachment G (“Attachment G”)TO
AGREEMENT FOR INVENTORY FINANCING

Form of Opinion of Customer’s Counsel
{LETTERHEAD OF CUSTOMER'S COUNSEL}
                                                                                        {DATE}

IBM Credit LLC
4111 Northside Parkway
Atlanta, GA 30327

Re: En Pointe Technologies Sales, Inc.

Ladies and Gentlemen:

We have acted as counsel for ____________________________, a _________________________corporation (the "Borrower")
in connection with (A) the execution and delivery of that certain Agreement for Inventory Financing, dated as of _____________, 20___ (the "Financing Agreement"), by and among the Borrower and IBM Credit LLC ("IBM Credit"), and (B) the other agreements, instruments, and documents executed and delivered by the Borrower in connection with the Financing Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Financing Agreement.

In this connection, we have examined the following documents:

a) The Certificate of Incorporation and the By-laws of the Borrower, each as amended to date;
b) The records of the proceedings taken by the Board of Directors of the Borrower in connection with the execution, delivery, and performance of the Financing Documents to which they are a party (as defined below);
c) The Financing Agreement;
d) The Contingent Blocked Account Amendment;
e) Acknowledgment copies of the UCC-1 Financing Statements listed on Exhibit A hereto (the "Financing Statements") executed by the Borrower naming it as Debtor and IBM Credit as Secured Party and filed in the offices set forth on Exhibit A;
f) {Additional Documents if necessary}

The documents referred to in clauses c) through f) above are hereinafter referred to as the Financing Documents.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents, and, regarding documents executed by parties other than the Borrower, that those parties had the power and the capacity to enter into, execute, deliver and perform all obligations under such documents, the due authorization of all requisite action with respect to such documents, and the validity and binding effect of such documents upon such other parties.

En Pointe Technologies Sales, Inc AIFAR                                                                Page 46 of 55                        March 10, 2008

As to any facts material to this opinion, we have relied upon the representations and warranties of the Borrower contained in each of the Financing Documents, and in certificates delivered by the Borrower pursuant to each of the Financing Documents, statements, and representations of officers and other representatives of the Borrower, and, as to the matters addressed therein, certificates or correspondence from public officials. For purposes of the opinion set forth in Paragraph 4, the term "Material Contracts" means the agreements and instruments to which the Borrower is subject which have been identified to us by officers of the Borrower and set forth on Exhibit B hereto as the agreements and instruments which are material to the business or financial condition of the Borrower; and the term "Material Orders" means those orders and decrees to which the Borrower is subject which have been identified to us by officers of the Borrower and set forth in Exhibit C hereto as the orders and decrees, agreements, and instruments which are material to the business or financial condition of the Borrower.

    As used herein, the term "UCC" refers to the Uniform Commercial Code as in effect in the State of New York.

    We are members of the bar in the State of  _______________________ and express no opinion as to the laws of any other jurisdiction except the General Corporation Law of the State of and the federal laws of the United States of America.

    Based on the foregoing, and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

1. Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

2. Borrower has all requisite corporate power and authority (a) to own, lease, and operate its properties and assets and to carry on its business as now being conducted; and (b) to execute, delivery, and performance of the Financing Documents to which it is a party.

3. All corporate action on the part of the Borrower requisite for the execution, delivery, and performance of the Financing Documents to which it is a party has been duly taken.

4. The execution, delivery, and performance by the Borrower of the Financing Documents to which it is a party will not (a) violate, be in conflict with, result in the breach of, or constitute (with due notice or lapse of time, or both) a default under (i) the Certificate of Incorporation or By-laws of Borrower or any resolution of its Board of Directors or any committee thereof, (ii) any Material Contract, or (iii) any federal or state law (including, without limitation, environmental or occupational health, and safety law), regulation, rule, Material Order, or legal requirement of any federal, state, or public authority or agency applicable to Borrower; or (b) result in the creation or imposition of a lien of any nature whatsoever upon any of the Borrower's property or assets other than as represented by the Financing Documents.

5. Borrower has obtained any and all consents, approvals, or other authorizations required to be obtained pursuant to its Certificate of Incorporation and By-laws in connection with the execution, delivery, and performance of the Financing Documents. No consent, approval, or authorization of or by any court, administrative agency, other governmental authority, or any other Person is required in connection with the execution, delivery, and performance by the Borrower of the Financing Documents that has not already been obtained.

6. To our knowledge, there are no actions, proceedings, or investigations pending or threatened against the Borrower which question the validity of the Financing Documents to which it is a party or relating to the transactions contemplated thereby.

7. Each of the Financing Documents has been duly executed and delivered by duly authorized officer of the Borrower and constitutes the legal, valid, and binding obligation of the Borrower,

En Pointe Technologies Sales, Inc AIFAR                        Page 47 of 55                        March 10, 2008

enforceable against the Borrower in accordance with its terms, except that, in each case, (i) enforcement may be subject to and limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws now or hereafter in effect relating to creditors' rights generally, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and (iii) certain of the remedial provisions including waivers with respect to the exercise of remedies against the Collateral contained in the Financing Documents may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Financing Documents, each taken as a whole and, the Financing Documents, each taken as a whole, contain adequate remedial provisions for the practical realization of the security purported to be afforded thereby.

8. The Financing Agreement is effective to create in favor of IBM Credit a valid security interest within the meaning of the UCC in the Collateral as security for the obligations purported to be secured thereby; and (ii) the Financing Statements are in appropriate form and upon filing in the state where Customer's principal place of business and chief executive office is located will result in a perfected security interest (as such term is defined in Section 9-303 of the UCC) of IBM Credit in the Collateral in which security interests to which Article 9 of the UCC applies.

9. Borrower is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

This opinion is rendered solely to and for the benefit of IBM Credit in connection with the execution and delivery of the Financing Documents and may not be relied upon by any other person, firm, or corporation without our prior written consent, except that it may be furnished to any prospective purchaser of a participation in the rights of IBM Credit and may be furnished to and relied upon by any Person which hereafter acquires such a participation.

This opinion is limited to laws as currently in effect on the date hereto and to the facts as they currently exist. We assume no obligation to revise, supplement or otherwise update this opinion.

                                                            Very truly yours,

En Pointe Technologies Sales, Inc AIFAR                        Page 48 of 55                        March 10, 2008

EXHIBIT A TO
OPINION OF COUNSEL

UCC-1 FINANCING STATEMENT

En Pointe Technologies Sales, Inc AIFAR                                                                                                               Page 49 of 55                        March 10, 2008

EXHIBIT B TO
OPINION OF COUNSEL

MATERIAL CONTRACTS

En Pointe Technologies Sales, Inc AIFAR                                                                                                               Page 50 of 55                        March 10, 2008

EXHIBIT C TO
OPINION OF COUNSEL

MATERIAL ORDERS

En Pointe Technologies Sales, Inc AIFAR                                                                                                               Page 51 of 55                        March 10, 2008

Attachment H (“Attachment H”)TO
AGREEMENT FOR INVENTORY FINANCING

CORPORATE SECRETARY'S CERTIFICATE AS TO RESOLUTIONS
AUTHORIZING BORROWING BY CORPORATION

IBM CREDIT LLC
4111 Northside Parkway
Atlanta, GA 30327

I, Robert A. Mercer, certify that I am the Secretary of En Pointe Technologies Sales, Inc. ("Customer") and that I am custodian of the Customer's organizational books and records, including the minutes of the meetings of the Customer's Board of Directors. I further certify as follows:

        1.  Customer is duly organized under the laws of the State of Delaware, and has its principal place of business at Gardena, California.

2.  Customer is registered to conduct business in all states.

3. True and complete copies of the Customer's Articles of Incorporation and By-laws ("Governing Documents") are delivered herewith, together with all amendments and addenda thereto as in effect on the date hereof.

4. The following is a true, accurate and compared copy of a Resolution (the "Resolution") adopted by the Customer's Board of Directors at a special meeting thereof held on due notice at which there was present a quorum authorized to adopt the Resolution and the entire proceedings of which were proper and in accordance with the Customer's Governing Documents. The Resolution was duly made, seconded and unanimously adopted, remains in full force and effect and has not been revoked, annulled, amended or modified in any manner whatsoever, and each authorization and empowerment contained in the Resolution is permitted and proper under the Customer's Governing Documents:

"Resolved, that:

(a) Each executive or managing officer and agent of the Company (each an "Authorized Person") is and shall be authorized and empowered, separately or collectively, to obtain financing from IBM Credit LLC, a Delaware corporation ("IBM Credit") on behalf of the Company, from time to time, in amounts and upon terms and conditions as such Authorized Person deems proper, and for that purpose: (1) to execute notes, financing statements and other evidences of the Company's indebtedness with respect thereto; (2) to enter into financing agreements, loan agreements, security agreements, pledge agreements and any other agreements with IBM Credit and third parties relating to the terms and conditions upon which any such financing may be obtained and to the security to be furnished by the Company thereof; (3) to enter into, as lessor or lessee, or to assign or sell any interest Company may have in, any lease or similar rental agreement; (4) to modify, supplement or amend any such agreements, any such terms or conditions in such agreements and any such security therefor; (5) to grant powers of attorney, (6) to pledge, assign, guarantee, mortgage, consign, grant security interest in and otherwise transfer to IBM Credit as collateral security for any and all debts and obligations of the Company to IBM Credit or its affiliates, whenever and however arising, any assets of this Company; (7) to execute and deliver any and all assignments, schedules, transfers, endorsements, contracts, guarantees, agreements, designations, consignments, deeds of trust, mortgages, instruments of pledge or other instruments in respect thereof and to make remittances

En Pointe Technologies Sales, Inc AIFAR                        Page 52 of 55                        March 10, 2008

and payments in respect thereof by checks, drafts or otherwise; and (8) to do and perform all other acts and things deemed by such Authorized Person to be necessary, convenient or proper to carry out any of the foregoing.

(b)  The authorization contained herein shall apply whether or not proceeds of any loans or advances made at the request of any Authorized Person shall be paid or credited by IBM Credit to the Company or shall be paid or credited to the individual order of any affiliates of the Company or other third party, and IBM Credit shall be under no obligation to inquire as to the application or disposition of the proceeds of any such loan or advance.

(c)  Hereby ratified, approved, confirmed and consented to are all that any Authorized Person has done or may do in the premises."

5.           Appearing below are the names, titles and specimen signatures of at least three Authorized Persons, as defined in the Resolution cited in the preceding paragraph, (list at least three such Authorized Persons):

Authorized Person(s)                                         Title                                                   Signature
(print)                                                   (print)

Bob Din	CEO
Javed Latif	CFO
Robert A. Mercer	Secretary
Jordan Genato	Assistant Controller

The foregoing is not intended to be a comprehensive or exclusive list of the Customer's Authorized Persons. Upon request, Customer will promptly provide to IBM Credit additional certificates containing the name, title and specimen signature of other Authorized Persons, and IBM Credit may now and in the future rely on the signature of any Authorized Person whether or not listed on this or any other certificate or on the signature page(s) hereof. Nevertheless, it is hereby certified that each name, title and signature appearing above or on the signature page(s) hereof, is consistent with the books and records of the Customer.

    IN WITNESS WHEREOF, I have signed this certificate this 18th day of March, 2008.

                        /s/ Robert A. Mercer
                                             Name:     Robert A. Mercer

En Pointe Technologies Sales, Inc AIFAR                        Page 53 of 55                        March 10, 2008

Attachment I (“Attachment I”)TO
AGREEMENT FOR INVENTORY FINANCING

E-BUSINESS SCHEDULE A ("SCHEDULE A")

Customer Name: En Pointe Technologies Sales, Inc.

Effective Date of this Schedule:   March 18, 2008

DOCUMENTS:

All documents contained in the IBM Credit LLC Account Management Tool on the website listed below:

http://www-03.ibm.com/financing/partner/tools/amt.html?action=showLogon

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